Exhibit 4.1

EXECUTION VERSION

CORSICANTO II DESIGNATED ACTIVITY COMPANY, as Issuer

AMARIN CORPORATION PLC, as Guarantor

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

Indenture

Dated as of January 25, 2017

3.50% Exchangeable Senior Notes due 2047

i

INDENTURE, dated as of January 25, 2017 between Corsicanto II Designated Activity Company, a designated activity company incorporated under the laws of Ireland, and having its principal office at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland, D02 CK83, Ireland, as Issuer (the “Issuer”), Amarin Corporation plc, a company incorporated under the laws of England and Wales, and having its principal office at 2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland, as Guarantor (the “Guarantor”) and Wilmington Trust, National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS OF THE ISSUER

WHEREAS, the Issuer has duly authorized the creation of an issue of 3.50% Exchangeable Senior Notes due 2047 (each a “Note” and collectively, the “Notes”) guaranteed on a senior unsecured basis by the Guarantor of the tenor and amount hereinafter set forth, and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes and the Guarantee, when executed by the Issuer and the Guarantor, respectively, and authenticated and delivered hereunder and duly issued by the Issuer and the Guarantor, respectively, the valid and legally binding obligations of the Issuer and the Guarantor, respectively, and to make this Indenture a valid and legally binding agreement of the Issuer and the Guarantor, in accordance with the terms of the Notes and the Indenture, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Issuer and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(c) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” shall have the meaning specified in Section 4.16.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.07 and Section 9.04 hereof. Unless the context otherwise requires, all references in this Indenture to interest include Additional Interest, if any. Any express reference to Additional Interest in this Indenture shall not be construed as excluding Additional Interest in any other text where no such express reference is made.

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 3.01 hereof, with the same terms as the Initial Notes, except as permitted by Section 3.01.

“Additional Shares” means an additional number of ADS by which the Exchange Rate shall be increased for Notes surrendered for exchange pursuant to an adjustment of the Exchange Rate upon either (i) the occurrence of a Make-Whole Fundamental Change or (ii) the Issuer’s exercise of an Issuer’s Exchange Option. The number of Additional Shares shall be determined based on either (i) the Effective Date of the Make-Whole Fundamental Change and the ADS Price in such Make-Whole Fundamental Change transaction or (ii) the Optional Exchange Date and the ADS Price with respect to such Issuer’s Exchange Option, all in accordance with Section 7.06 or Section 7.10, as applicable.

“ADR” means an American Depositary Receipt, evidencing one or more ADSs, issued pursuant to the Deposit Agreement.

“ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement, representing one Ordinary Share of the Guarantor as of the date of this Indenture and deposited with the ADS Custodian.

“ADS Custodian” means Citibank, N.A., with respect to the Deposit Agreement, or any successor thereto.

“ADS Depositary” means Citibank, N.A., as depositary for the ADSs.

“ADS Price” means, (i) for any Make-Whole Fundamental Change, (x) in the case of a Make-Whole Fundamental Change that is a Cash Merger, the amount of cash paid per ADS in such Make-Whole Fundamental Change, and (y) otherwise, the average of the Last Reported Sale Price of the ADS over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Effective Date and (ii) with respect to an Issuer’s Exchange Option, the average of the Last Reported Sale Prices of the ADS over the five Trading Day period ending on the Trading Day preceding the Effective Date of such Issuer’s Exchange Option; provided, however, that if such average would be less than $3.888 (subject to adjustment as set forth in Section 7.06(c)), the ADS Price for purposes of this clause (ii) shall be deemed to be $3.888 (subject to adjustment as set forth in Section 7.06(c)).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 3.06(b).

“applicable Exchange Price” means the Exchange Price in effect at any given time.

“applicable Exchange Rate” means the Exchange Rate in effect at any given time.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Averaging Period” has the meaning specified in Section 7.05(e).

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“Board of Directors” means either the board of directors of the Issuer or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or a director of the Board of Directors of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or banks in a place of payment is authorized or required by law or executive order to close or be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Cash Merger” means a Make-Whole Fundamental Change in which the consideration for the ADSs in such Make-Whole Fundamental Change is comprised entirely of cash.

“Change in Tax Law” shall have the meaning specified in Section 5.01(a).

“Clause A Distribution” has the meaning specified in Section 7.05(c).

“Clause B Distribution” has the meaning specified in Section 7.05(c).

“Clause C Distribution” has the meaning specified in Section 7.05(c).

“Close of Business” means 5:00 p.m. New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company Order” means a written request or order signed in the name of the Issuer (a) by its Chief Executive Officer, its President, or its Chief Financial Officer, any of its Vice Presidents, its Treasurer, any Assistant Treasurer, its Secretary, any Assistant Secretary or any of its Vice Presidents or (b) any director of the Board of Directors, and delivered to the Trustee.

“Corporate Trust Office” means an office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date as of which this Indenture is dated, located at Wilmington Trust, National Association, 50 S. Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Corsicanto II Designated Activity Company Account Manager, or such other address in the United States as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office in the United States of any successor Trustee (or such other address in the United States as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the ADSs as displayed under the heading “Bloomberg VWAP” on Bloomberg page AMRN.US<equity>AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day, up to and including the final closing print (which is indicated by Condition Code “6” in Bloomberg) (or if such volume-weighted average price is unavailable, the market value of one ADS on such VWAP Trading Day, determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deferral Period” has the meaning specified in Section 7.10(l).

“Deposit Agreement” means the deposit agreement dated March 29, 1993, among the Guarantor, the ADS Depositary and all holders from time to time of the ADRs issued thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Depositary” means DTC until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Distributed Property” has the meaning specified in Section 7.05(c).

“DTC” means The Depository Trust Company.

“Effective Date” means (1) with respect to a Make-Whole Fundamental Change, the actual effective date on which the Make-Whole Fundamental Change occurs or becomes effective, and (2) with respect to the exercise of an Issuer’s Exchange Option, the Optional Exchange Date.

“Eligible Market” has the meaning specified in Section 7.10(b)(ii).

“Equity Conditions” has the meaning specified in Section 7.10(b).

“Equity Conditions Measuring Period” has the meaning specified in Section 7.10(b).

“Event of Default” has the meaning specified in Section 9.01.

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Guarantor or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agent” initially means the Trustee or such other office or agency designated by the Issuer where Notes may be presented for exchange.

“Exchange Date” has the meaning specified in Section 7.02(a).

“Exchange Notice” shall have the meaning specified in Section 7.02(a).

“Exchange Obligation” has the meaning specified in Section 7.03(a).

“Exchange Price” means, per ADS, $1,000 divided by the applicable Exchange Rate.

“Exchange Rate” has the meaning specified in Section 7.01(a).

“Excluded Holder” has the meaning specified in Section 5.03.

“Expiration Date” has the meaning specified in Section 7.05(e).

“Expiring Rights” has the meaning specified in Section 7.05.

“Freely Tradable” means, with respect to any Notes, that such Notes are eligible to be sold by a Person who is not an Affiliate of the Issuer or the Guarantor (within the meaning of Rule 144) and has not been an Affiliate of the Issuer or the Guarantor (within the meaning of Rule 144) during the immediately preceding 90 days without any volume or manner of sale restrictions under the Securities Act.

“Free Trade Date” means the date that is one year after the last date of original issuance of Restricted Notes under this Indenture.

“Free Transferability Certificate” means a certificate substantially in the form of Exhibit B.

“Fundamental Change” shall be deemed to have occurred at the time after the Issue Date of the Notes if any of the following occurs:

(1) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Guarantor or its subsidiaries or its or their employee benefit plans, has become (and files a Schedule TO or any schedule, form or report under the Exchange Act that discloses that such person or group has become (or the Issuer or Guarantor becomes aware that such a filing is required but has not been made)) the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Guarantor’s Common Equity representing more than 50% of the voting power of the Guarantor’s Common Equity;

(2) the consolidation or merger of the Guarantor with or into any other Person, any merger of another person into the Guarantor, any scheme of arrangement in respect of the Guarantor or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Guarantor’s consolidated properties and assets to another person other than to one or more of its wholly-owned Subsidiaries; provided that this clause (2) shall not apply to any transaction (A) that does not result in any reclassification, conversion, exchange or cancellation of the Guarantor’s outstanding Common Equity (other than any conveyance, transfer, sale lease or other disposition of all or substantially all of the Guarantor’s properties and assets) and (B) pursuant to which holders of the Guarantor’s Common Equity immediately prior to the transaction own, directly or indirectly, in substantially the same proportions vis-à-vis each other as before the transaction, 50% or more of the total voting power of all shares of Common Equity entitled to vote generally in elections of directors of the continuing or surviving person immediately after the transaction;

(3) the Guarantor’s shareholders approve any plan or proposal for the liquidation or dissolution of the Guarantor (other than in a transaction described in clause (2) above); or

(4) ADSs (or other Common Equity or ADSs underlying the Notes based on which the Notes are then exchangeable pursuant to the terms of this Indenture) cease to be listed on any of The New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the ADSs (excluding cash payments for fractional ADSs and cash payments made pursuant to dissenters’ appraisal rights) in the transaction or transactions that would otherwise constitute a Fundamental Change consists of Publicly Traded Securities, and as a result of such transaction or transactions, the Notes become exchangeable based on such Publicly Traded Securities, excluding cash payments for fractional ADSs and cash payments made pursuant to dissenters’ appraisal rights (subject to settlement in accordance with Section 7.03), such event shall not be a Fundamental Change and, for the avoidance of doubt, an event that is not considered a Fundamental Change pursuant to this proviso shall not be a Fundamental Change solely because such event could also be described by clause (1) or (2) above.

“Fundamental Change Notice” has the meaning specified in Section 8.02(a).

“Fundamental Change Notice Date” has the meaning specified in Section 8.02(a).

“Fundamental Change Repurchase Date” has the meaning specified in Section 8.01(c).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 8.05(a)(i).

“Fundamental Change Repurchase Price” has the meaning specified in Section 8.01(b).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States from time to time.

“Global Note” means a Note in global form registered in the Register in the name of a Depositary or a nominee thereof.

“Guarantee” means the full and unconditional guarantee provided by the Guarantor in respect of the Notes as made applicable to the Notes in accordance with the provisions of Section 15.01 hereof.

“Guarantee Obligations” shall have the meaning specified in Section 15.01.

“Guarantor” means the corporation named as the “Guarantor” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Guarantor’s Board of Directors” means either the board of directors of the Guarantor or any duly authorized committee of that board.

“Holder” means a Person in whose name a Note is registered in the Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture.

“Initial Notes” has the meaning specified in Section 3.01.

“Interest Payment Date” means each January 15 and July 15 of each year, beginning July 15, 2017.

“Issue Date” means the date the Notes are originally issued as set forth on the face of the Note under this Indenture.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer’s Exchange Option” has the meaning specified in Section 7.10(a).

“Last Reported Sale Price” means, for the ADSs (or any other security for which a Last Reported Sale Price must be determined), on any Trading Day, the closing sale price per ADS (or such other security, as the case may be) or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices, on that date as reported in composite transactions for the principal U.S. securities exchange on which the ADSs (or such other security as the case may be) are listed. If the ADSs (or such other security, as the case may be) are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” of the ADSs (or such other security, as the case may be) will be the last quoted bid price for the ADSs (or such other security, as the case may be) in the over-the-counter market on the relevant date as reported by The OTC Markets Group Inc. or a similar organization. If the ADSs (or such other security, as the case may be) are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the ADSs (or such other security, as the case may be) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose. On or after the occurrence of a Merger Event, the Last Reported Sale Price of a Unit of Reference Property will be determined in accordance with this definition or, if it cannot be so determined, then it will be determined by the Board of Directors in a commercially reasonable manner and in accordance with the procedures described in this Indenture and/or any applicable supplemental indenture.

“Legal Holiday” is a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Liquidated Sum” has the meaning specified in Section 7.03(a).

“Make-Whole Fundamental Change” means any transaction or event that would constitute a Fundamental Change pursuant to clause (1), clause (2) or clause (4) of the definition thereof (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (2) of the definition thereof).

“Market Disruption Event” means, if the ADSs (or any other security for which a Last Reported Sale Price must be determined) are listed for trading on The NASDAQ Global Market or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day for the ADSs (or such other security, as the case may be) of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the ADSs (or such other security, as the case may be) or in any options contracts or futures contracts relating to the ADSs (or such other security, as the case may be).

“Maturity Date” means January 15, 2047.

“Merger Event” has the meaning specified in Section 7.07(a).

“Notes” has the meaning specified in the first paragraph of the Recitals of the Issuer, and includes any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note. The Initial Notes and the Additional Notes shall be governed by the same terms and shall be treated as a single class for purposes of this Indenture.

“Notice and Questionnaire” shall mean a written notice delivered to the Guarantor substantially in the form attached as Exhibit D to this Indenture.

“Notice of Default” means written notice provided to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of not less than 25% in aggregate principal amount of Notes outstanding of a Default by the Issuer or the Guarantor, which notice must specify the Default, demand that it be remedied and expressly state that such notice is a “Notice of Default.”

“Notice of Optional Redemption” shall have the meaning specified in Section 5.02(a).

“Notice of Tax Redemption” shall have the meaning specified in Section 5.02(a).

“Notice of Tax Redemption Election” shall have the meaning specified in Section 5.03(b).

“Officer” or “officer” shall mean, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”), the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any Director of the Issuer.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any of the Vice Presidents, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, any of the Vice Presidents or any Director of the Issuer, and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Issuer or the Trustee.

“Optional Exchange Date” has the meaning specified in Section 7.10(c).

“Optional Exchange Notice” has the meaning specified in Section 7.10(c).

“Optional Exchange Notice Date” has the meaning specified in Section 7.10(c).

“Optional Exchange Trigger Period” has the meaning specified in Section 7.10(a).

“Optional Put” has the meaning specified in Section 8.03(a).

“Optional Put Company Notice” has the meaning specified in Section 8.03(c).

“Optional Put Notice” has the meaning specified in Section 8.03(b).

“Optional Redemption” has the meaning specified in Section 5.01(b).

“Optional Redemption Date” means, when used with respect to any Note to be redeemed pursuant to an Optional Redemption, the date fixed for such redemption pursuant to this Indenture.

“Optional Redemption Price” shall have the meaning specified in Section 5.01(b).

“Ordinary Shares” means ordinary shares of the Guarantor, par value £0.50 per share, at the date of the Indenture, subject to Section 7.07.

“outstanding” when used with reference to Notes, shall, subject to the provisions of Section 16.05 mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(1) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(2) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer or the Guarantor) or shall have been set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent);

(3) Notes that have been paid pursuant to Section 3.09 and Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 3.09 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in whose hands such Notes are valid obligations of the Issuer; and

(4) Notes exchanged pursuant to Article 7 and required to be cancelled pursuant to Section 3.12.

“Paying Agent” means any Person (including the Issuer) authorized by the Issuer to pay the principal amount of, interest on, including Additional Interest, the Redemption Price, the Additional Amounts, the Fundamental Change Purchase Price or Repurchase Price of, any Notes on behalf of the Issuer. Wilmington Trust, National Association shall initially be the Paying Agent.

“Person” means any individual, corporation, partnership, private limited company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $200,000 principal amount and integral multiples of $1,000 in excess thereof.

“principal amount” of a Note means the principal amount as set forth on the face of the Note.

“Publicly Traded Securities” means shares of Capital Stock traded on The New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market (or their respective successors), or, with respect to a transaction that otherwise would be a Fundamental Change, which will be so traded when issued or exchanged in connection with such transaction.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.

“record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Equity (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Equity (or other applicable security) is exchanged for or exchanged into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Equity (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Redemption Date” means the date fixed for Tax Redemption and/or Optional Redemption, as the case may be, pursuant to this Indenture.

“Redemption Price” means the price fixed for Tax Redemption and/or Optional Redemption, as the case may be, pursuant to this Indenture.

“Redemption Reference Date” means, for any exchange of Notes in connection with a Tax Redemption, the date 30 days prior to the applicable Redemption Date.

“Redemption Reference Price” means, for any exchange of Notes in connection with a Tax Redemption, the average of the Last Reported Sale Prices of the ADSs over the ten consecutive VWAP Trading Day period ending on, and including, the applicable Redemption Reference Date. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Date of the event occurs, during such ten consecutive Trading Day period.

“Reference Property” has the meaning specified in Section 7.07.

“Register” and “Registrar” have the respective meanings specified in Section 3.06.

“Regular Record Date” means, with respect to the payment of interest on the Notes (including Additional Interest, if any) Close of Business on January 1 or July 1, as the case may be, immediately preceding the relevant Interest Payment Date.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 4.16.

“Reporting Default” has the meaning specified in Section 9.04(a).

“Repurchase Date” has the meaning specified in Section 8.03(a).

“Repurchase Price” has the meaning specified in Section 8.03(a).

“Resale Restriction Termination Date” has the meaning specified in Section 3.08(b)(ii).

“Restricted Global Note” has the meaning specified in Section 3.08(b)(i).

“Restricted Note” has the meaning specified in Section 3.07(a)(i).

“Restricted Stock” has the meaning specified in Section 3.07(b)(i).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit A hereto.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange or market on which the ADSs (or any other security for which a Last Reported Sale Price must be determined) are listed or admitted for trading. If the ADSs (or such other security, as the case may be) are not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration Period” has the meaning specified in Section 7.10(k).

“Significant Subsidiary” shall have the meaning given to such term in Rule 1-02(w) of Regulation S-X under the Exchange Act as in effect on the Issue Date of the Initial Notes; provided that, in the case of a Subsidiary that meets the criteria of clause (3) of such definition of “significant subsidiary” but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income or loss from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $15,000,000.

“Spin-Off” has the meaning specified in Section 7.05(c).

“Subsidiary” means, with respect to the Guarantor, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Guarantor; (ii) the Guarantor and one or more Subsidiaries of the Guarantor; or (iii) one or more Subsidiaries of the Guarantor.

“Tax Redemption” shall have the meaning specified in Section 5.01(a).

“Tax Redemption Date” means, when used with respect to any Note to be redeemed pursuant to a Tax Redemption, the date fixed for such Tax Redemption pursuant to this Indenture.

“Tax Redemption Price” shall have the meaning specified in Section 5.01(a).

“Taxes” has the meaning specified in Section 4.16.

“Trading Day” means a Scheduled Trading Day on which (i) trading in the ADSs (or any other security for which a Last Reported Sale Price must be determined) generally occurs on The NASDAQ Global Market or, if the ADSs (or such other security, as the case may be) are not then listed on The NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security, as the case may be) are then listed or, if the ADSs (or such other security, as the case may be) are not then listed on a U.S.

national or regional securities exchange, on the principal other market on which the ADSs (or such other security, as the case may be) are then traded, and (ii) there is no Market Disruption Event. If the ADSs are not so listed or traded, “Trading Day” means “Business Day.”

“Transfer Taxes” shall have the meaning specified in Section 7.02(e).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S.” means the United States of America.

“Unit of Reference Property” has the meaning set forth in Section 7.07(a).

“Valuation Period” has the meaning set forth in Section 7.05(c).

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“VWAP Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the ADSs are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the ADSs for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the ADSs or in any options contracts or future contracts relating to the Ordinary Shares or the ADSs.

“VWAP Trading Day” means a day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the ADSs generally occurs on The NASDAQ Global Market or, if the ADSs are not then listed on The NASDAQ Global Market, on the primary other U.S. national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs are then listed or admitted for trading. If the ADSs are not so listed or admitted for trading, “VWAP Trading Day” means a “Business Day.”

Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee such certificates and opinions with respect to the proposed action as may be required pursuant to Section 16.04.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or certificates of public officials.

Section 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to a Trust Officer of the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(c) The Issuer may, in the circumstances permitted by this Indenture, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 12.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) The ownership of Notes shall be proved by the Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.05 Notices, Etc., to Trustee and the Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including telecopy and, in the case of notices with respect to Global Notes, electronic transmission) to or with the Trustee at its applicable Corporate Trust Office; or

(b) the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (including telecopy and, in the case of notices with respect to Global Notes, electronic transmission) and mailed, first-class postage prepaid, to the Issuer addressed to it at the address of its principal office specified in the first paragraph of this instrument, with a copy to the address specified in Section 15.02, or at any other address previously furnished in writing to the Trustee by the Issuer, Attention: Directors.

Section 1.06 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing (including telecopy and, in the case of notices with respect to Global Notes, electronic transmission) and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier, by electronic delivery in pdf. format or by facsimile, with confirmation of transmission.

ARTICLE 2.

SECURITY FORMS

Section 2.01 Forms Generally. The Notes and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the Officer or Officers executing such Notes, as evidenced by their execution thereof.

The Notes shall initially be issued in the form of permanent Global Notes in registered form in substantially the form set forth in this Article. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as FAST agent for the Depositary, as hereinafter provided.

Section 2.02 Form of Face of Note.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER AND/OR THE GUARANTOR OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER AND/OR THE GUARANTOR DURING THE IMMEDIATELY PRECEDING NINETY DAYS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

THE ISSUER IS NOT AND WILL NOT BE REGULATED BY THE CENTRAL BANK OF IRELAND AS A RESULT OF ISSUING THE NOTES. ANY INVESTMENT IN THE NOTES DOES NOT HAVE THE STATUS OF A BANK DEPOSIT AND IS NOT WITHIN THE SCOPE OF THE DEPOSIT PROTECTION SCHEME OPERATED BY THE CENTRAL BANK OF IRELAND.

[Include the following legend for Global Notes only (the “Global Notes Legend”):]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Notes Legend”):]

[THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND, ACCORDINGLY, THIS NOTE AND ANY AMERICAN DEPOSITARY SHARES ISSUABLE UPON EXCHANGE OF THIS NOTE (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)	AGREES FOR THE BENEFIT OF THE ISSUER AND/OR THE GUARANTOR THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A)	TO THE ISSUER, THE GUARANTOR OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTIONS PROVIDED BY REGULATION S AND RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE THAT IS THE LATER OF: (X) TWELVE MONTHS AFTER THE LAST ORIGINAL ISSUANCE DATE OF THE ISSUER’S 3.50%EXCHANGEABLE SENIOR NOTES DUE 2047 THAT CONSTITUTE RESTRICTED NOTES UNDER THE INDENTURE GOVERNING SUCH NOTES OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW. PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (2)(D), THE ISSUER, THE GUARANTOR AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE ISSUER OR THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

3.50%Exchangeable Senior Notes due 2047

No. [ ]	U.S. $[ ]

CUSIP NO. [                        ]

ISIN NO. [                                        ]

Corsicanto II Designated Activity Company, a designated activity company incorporated under the laws of Ireland (herein called the “Issuer”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [                    ], or registered assigns, the principal sum of [                                ] UNITED STATES DOLLARS (U.S. $[                    ]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) on January 15, 2047. The principal amount of Physical Notes and interest thereon, as provided on the reverse hereof, shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Issuer for such purpose. The Paying Agent will pay principal of any Global Note and interest thereon, as provided on the reverse hereof, in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global note, on each Interest Payment Date, Redemption Date, Fundamental Change Purchase Date, Repurchase Date or other payment date, as the case may be. The Notes will be fully and unconditionally guaranteed by Amarin Corporation plc (the “Guarantor”), on a senior unsecured basis, in accordance with the provisions of Article 15 of the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to exchange this Note into ADSs of the Guarantor and to the ability and obligation of the Issuer to purchase this Note upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture. In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

SIGNED AND DELIVERED for and on behalf of and as the deed of CORSICANTO II DESIGNATED
ACTIVITY COMPANY by its lawfully appointed attorney
[ ] in the presence of:
[ ]

(Witness’ Signature)

(Witness’ Address)

(Witness’ Occupation)

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 2.03 Form of Reverse of Note.

CORSICANTO II DESIGNATED ACTIVITY COMPANY 3.50% Exchangeable Senior Notes due 2047

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 3.50% Exchangeable Senior Notes due 2047 (the “Notes”), all issued or to be issued under and pursuant to an Indenture dated as of January 25, 2017 (the “Indenture”), among the Issuer, Amarin Corporation plc, as Guarantor (the “Guarantor”) and Wilmington Trust, National Association, as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer, the Guarantor and the Holders of the Notes. The Indenture provides that Additional Notes may be issued thereunder, if certain conditions are met.

Interest. The Notes will bear interest at a rate of 3.50% per year. Interest on the Notes will accrue from, and including, January 25, 2017, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on each Interest Payment Date, beginning July 15, 2017. Pursuant to the Indenture, in certain circumstances, the Holders of Notes shall be entitled to receive Additional Interest.

Interest will be paid to the person in whose name a Note is registered at the Close of Business on the January 1 or July 1 (whether or not such date is a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

Interest will cease to accrue on a Note in the circumstances provided in the Indenture.

Ranking. The Notes and the guarantee of the Guarantor constitute a general unsecured and unsubordinated obligation of the Issuer and the Guarantor, respectively.

Redemption at the Option of the Issuer. No sinking fund is provided for the Notes. Prior to January 19, 2021, the Issuer may not redeem the notes at its option other than in connection with a Change in Tax Law that results in Additional Amounts becoming due and payable in respect of payments and/or deliveries on the Notes. Upon the occurrence of a Change in Tax Law, the Issuer may elect to redeem the Notes, in whole but not in part, on the Redemption Date at a Redemption Price specified in the Indenture, subject to the Holder’s right to elect to have all or certain portions specified in the Indenture of such Holder’s Notes surrendered for exchange or otherwise not so redeemed. On or after January 19, 2021, the Issuer may redeem for cash all or a portion of the notes at the Redemption Price specified in the Indenture.

Issuer’s Exchange Option. The Issuer may elect to optionally exchange the Notes in whole or in part at any time if the Daily VWAP has equaled or exceeded 130% of the Exchange Price then in effect for at least 20 VWAP Trading Days in any 30 consecutive VWAP Trading Day period, upon the terms and conditions set forth in Section 7.10 of the Indenture.

Purchase at the Option of the Holder Upon a Fundamental Change or Upon the Exercise of Optional Put. Subject to the terms and conditions of the Indenture, the Issuer shall become obligated, at the option of the Holder, to repurchase the Notes if a Fundamental Change occurs or, if the Holder exercises the Optional Put right on January 19, 2022 at a repurchase price specified in the Indenture.

Exchange. Subject to and upon compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, to exchange the principal amount hereof or a certain portion specified in the Indenture of such principal amount into ADSs at the applicable Exchange Rate. The Exchange Rate (and equivalent Exchange Price) are set forth in the Indenture and subject to adjustment in certain events described in the Indenture. Upon exchange, the Issuer will settle its Exchange Obligations by delivering ADSs as set forth in the Indenture. No fractional ADS will be issued upon any exchange, but a payment in cash will be made, as provided in the Indenture, in respect of any fraction of an ADS which would otherwise be issuable upon the surrender of any Notes for exchange. Notes in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Purchase Date or Repurchase Date may be exchanged only if such Holder withdraws the related election to exercise such right in accordance with the terms of the Indenture.

In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase, redemption or exchange of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

Acceleration of Maturity. Subject to certain exceptions in the Indenture, if an Event of Default shall occur and be continuing, the principal amount plus interest through such date on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Supplemental Indentures with Consent of Holders; Waiver of Past Defaults. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer and the Guarantor with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Registration of Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer specified in accordance with the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Guarantor, the Trustee and the Registrar and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

Denominations. The Notes are issuable only in registered form in denominations of $200,000 and any integral multiple of $1,000 in excess thereof, as provided in the Indenture and subject to certain limitations therein set forth. Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

This Note and any claim, controversy or dispute arising under or related to this Note shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

NOTATION OF GUARANTEE

The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantor, the Issuer (defined below) and Wilmington Trust, National Association, as trustee (the “Indenture”)), has irrevocably and unconditionally guaranteed on a senior basis the Guarantee Obligations (as defined in Section 15.01 of the Indenture), which include (i) the due and punctual payment and/or full performance of the principal of, Additional Amounts with respect to, Exchange Obligations with respect to, and interest on, the 3.50% Exchangeable Senior Notes due 2047 (the “Notes”) of Corsicanto II Designated Activity Company, a private limited company incorporated under the laws of Ireland (the “Issuer”), whether at maturity, by acceleration, upon redemption, upon required repurchase, upon exchange or otherwise, the due and punctual payment of interest on the overdue principal, Additional Amounts and Exchange Obligations and (to the extent permitted by law) interest on any interest on the Notes, and the due and punctual performance of all other obligations of the Issuer, to the Holders or the Trustee all in accordance with the terms set forth in Article 15 of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a repurchase or otherwise.

The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 15 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

No past, present or future trustee, officer, employee, incorporator or shareholder (direct or indirect) of the Guarantor (or any such successor entity), as such, shall have any liability for any obligations of the Guarantor under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest or notice with respect to the Notes and all demands whatsoever.

The Guarantor as principal obligor and as a separate and independent obligation and liability from its other obligations and liabilities under the Indenture agrees to indemnify and keep indemnified each Holder and the Trustee in full and on demand in respect of the performance and discharge of the Guarantee Obligations (except where the Issuer’s failure to perform or discharge the Guarantee Obligations results from such Holder’s failure to comply with its obligations under the Indenture or the Trustee’s negligence or willful misconduct or the Issuer contesting any payment or part of a payment in good faith).

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until legally discharged in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectability.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

THE TERMS OF ARTICLE 15 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE. Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

This document has been executed as a deed and is delivered and takes effect on the date stated below.

Executed as a deed by AMARIN CORPORATION PLC

acting by [ ] and
[ ]

Director

Director

Date:

ASSIGNMENT FORM

For value received                                               hereby sell(s), assign(s) and transfer(s) unto                                  (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                      attorney to transfer the said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of a Restricted Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Restricted Note, the undersigned confirms that such Restricted Note is being transferred:

☐	To Corsicanto II Designated Activity Company, Amarin Corporation plc or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

TO BE COMPLETED BY PURCHASER IF THE THIRD BOX ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Restricted Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Restricted Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if the fourth box is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Restricted Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.11 of the Indenture shall have been satisfied. If this Note is not a Restricted Note, the Trustee or Registrar shall not be obligated to register such Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.11 of the Indenture shall have been satisfied.

Dated:

Signature(s)
Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXCHANGE NOTICE

If you want to exchange this Note into ADSs of the Guarantor, check the box:

To exchange only part of this Note, state the principal amount to be exchanged (which must be $200,000 or an integral multiple of $1,000 in excess thereof):

$

If you want the share certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act of 1934, as amended.

[Form of Fundamental Change Repurchase Notice]

To: Wilmington Trust, National Association

50 S. Sixth Street, Suite 1290

Minneapolis, MN55402

Attention: Corsicanto II Designated Activity Company Account Manager

Facsimile: 612-667-9825

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Corsicanto II Designated Activity Company (the “Company”) as to the occurrence of a Fundamental Change with respect to the Issuer and specifying the Fundamental Change Purchase Date and requests and instructs the Issuer to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $200,000 principal amount or an integral multiple of $1,000 thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)
Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[Form of Optional Put Notice]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Corsicanto II Designated Activity Company (the “Issuer”) as to the occurrence of the Repurchase Date and specifying the Repurchase Date and requests and instructs the Issuer to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $200,000 principal amount or an integral multiple of $1,000 thereafter) below designated, and (2) if the Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, the Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

ARTICLE 3.

THE SECURITIES

Section 3.01 Title and Terms; Payments.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $30,000,000 (the “Initial Notes”), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.05, 3.06, 3.07, 3.08, 3.09, 3.11, 3.12, 5.06 or 8.05. The Issuer may, from time to time after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Notes of an unlimited aggregate principal amount, and the Trustee shall thereupon authenticate and deliver said Additional Notes to or pursuant to a Company Order of the Issuer, without any further action by the Issuer hereunder; provided that (1) if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax or securities law purposes, such Additional Notes shall have a separate CUSIP number; (2) such Additional Notes must be issued pursuant to the same terms (other than the offering price, the issue date, when interest begins accruing, and the first interest payment date, with respect to such Additional Notes, and, if applicable, restrictions on transfer in respect of such Additional Notes) as the Initial Notes; and (3) the Trustee must receive an Officer’s Certificate to the effect that such issuance of Additional Notes complies with the provisions of this Indenture, including each provision of this paragraph. Prior to the issuance of Additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 16.04, as the Trustee shall reasonably request.

The Notes shall be known and designated as the “3.50% Exchangeable Senior Notes due 2047” of the Issuer. The principal amount shall be payable on the Maturity Date.

The principal amount of Physical Notes shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Issuer for such purpose. Interest on Physical Notes will be payable (i) to Holders holding Physical Notes having an aggregate principal amount of $1,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders holding Physical Notes having an aggregate principal amount of more than $1,000,000 of Notes, either by check mailed to such Holders or, upon written application by a Holder to the Registrar not later than the relevant Regular Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing. The Issuer will pay or cause the Paying Agent to pay principal of, and interest on, Global Notes in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such Global Note, on each Interest Payment Date, Redemption Date, Fundamental Change Purchase Date or other payment date, as the case may be.

Section 3.02 Ranking. The Notes constitute a general unsecured and unsubordinated obligation of the Issuer.

Section 3.03 Denominations. The Notes shall be issuable only in registered form without coupons and in denominations of $200,000 and any integral multiple of $1,000 in excess thereof.

Section 3.04 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by its Chairman of the Board of Directors, Chief Executive Officer, its President, its Chief Financial Officer, any of its Vice Presidents, its Treasurer, any Assistant Treasurer, the Secretary, any assistant Secretary, or any Director of the Issuer.

Notes bearing the manual or facsimile signatures of individuals who were at any time an Officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as Global Notes or as Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.05 Temporary Notes. Pending the preparation of Physical Notes, the Issuer may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Physical Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as evidenced by such Officer’s execution of such Notes; provided, that any such temporary Notes shall bear legends on the face of such Notes as set forth in Section 2.02.

If temporary Notes are issued, the Issuer will cause Physical Notes to be prepared without unreasonable delay. After the preparation of Physical Notes, the temporary Notes shall be exchangeable for Physical Notes upon surrender of the temporary Notes at any office or agency of the Issuer designated pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall, upon Company Order, authenticate and deliver in exchange therefor a like principal amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 3.06 Registration; Registration of Transfer and Exchange.

(a) The Issuer shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Registrar” (the “Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Issuer designated pursuant to Section 4.02 for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and tenor, each such Note bearing such restrictive legends as may be required by this Indenture (including Sections 2.02, 3.07 and 3.11).

At the option of the Holder, and subject to the other provisions of Section 3.07 and to Section 3.11, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall, upon Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Issuer or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.05 not involving any transfer.

Neither the Issuer nor the Registrar shall be required to exchange or register a transfer of any Note in the circumstances set forth in Section 3.11(a)(iv).

(b) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. The Trustee shall have no responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder or (iv) any payments under or with respect to the Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 3.07 Transfer Restrictions.

(a) Restricted Notes.

(i) Every Note (and all securities issued in exchange therefor or substitution thereof, except any ADSs issued upon exchange thereof) that bears, or that is required under this Section 3.07 to bear, the Restricted Notes Legend will be deemed to be a “Restricted Note.” Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear the restricted CUSIP number for the Notes unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Issuer, and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

(ii) Until the Resale Restriction Termination Date, any Restricted Note (or any security issued in exchange therefor or substitution thereof, except any ADSs issued upon the exchange thereof, to which the provisions of Section 3.07(b)(ii) below shall apply) issued under this Indenture, if any, will bear the Restricted Notes Legend unless:

(A) such Note, since last held by the Issuer or an affiliate of the Issuer (within the meaning of Rule 144), if ever, was transferred (1) to a Person other than (x) the Issuer or (y) an affiliate of the Issuer (within the meaning of Rule 144) or a Person that was an affiliate of the Issuer within the 90 days immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer;

(B) such Note was transferred (1) to a Person other than (x) the Issuer or (y) an affiliate of the Issuer (within the meaning of Rule 144) or a Person that was an affiliate of the Issuer within the 90 days immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or

(C) the Issuer delivers written notice to the Trustee and the Registrar stating that the Restricted Notes Legend may be removed from such Note and all Applicable Procedures of have been complied with.

(iii) In addition, until the Resale Restriction Termination Date:

(A) no transfer of any Restricted Note will be registered by the Registrar prior to the Resale Restriction Termination Date unless the transferring Holder delivers the form of assignment set forth on the Restricted Note, with the appropriate box checked, to the Trustee; and

(B) the Registrar will not register any transfer of any Note that is a Restricted Note to a Person that is an affiliate of the Issuer or has been an affiliate of the Issuer (within the meaning of Rule 144) within the 90 days immediately preceding the date of such proposed transfer.

(iv) On and after the Resale Restriction Termination Date, any Note (or any security issued in exchange therefor or substitution thereof, except any ADSs issued upon the exchange thereof) will bear the Restricted Notes Legend at any time the Issuer reasonably determinates that, to comply with law, such Note (or such securities issued in exchange for or substitution of a Note) must bear the Restricted Notes Legend.

(b) Restricted Stock.

(i) Every ADS that bears, or that is required under this Section 3.07 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock.” Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Issuer, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii) Until the Resale Restriction Termination Date, any ADSs issued upon the exchange of a Restricted Note will be issued in book-entry form and will bear the Restricted Stock Legend unless the Issuer delivers written notice to the Trustee, the Registrar and ADS Depositary (and/or other transfer agent for the ADSs) stating that such ADSs need not bear the Restricted Stock Legend.

(iii) On and after the Resale Restriction Termination Date, ADSs issued upon the exchange of a Restricted Note, if any, will be issued in book-entry form and will bear the Restricted Stock Legend at any time the Issuer reasonably determinates that, to comply with law, such ADSs must bear the Restricted Stock Legend.

(c) As used in this Section 3.07, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

Section 3.08 Expiration of Restrictions .

(a) Physical Notes. Any Physical Note (or any security issued in exchange or substitution therefor) that does not constitute a Restricted Note may be exchanged for a new Note or Notes of like tenor and aggregate principal amount that do not bear the Restricted Notes Legend required by Section 3.07. To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 3.11 and deliver any additional documentation reasonably required by the Issuer, the Trustee or the Registrar in connection with such exchange.

(b) Global Notes; Resale Restriction Termination Date.

(i) If, on the Free Trade Date, or the next succeeding Business Day if the Free Trade Date is not a Business Day, any Notes are represented by a Global Note that is a Restricted Note (any such Global Note, a “Restricted Global Note”), as promptly as practicable, the Issuer will automatically exchange every beneficial interest in each Restricted Global Note for beneficial interests in Global Notes that are not subject to the restrictions set forth in the Restricted Notes Legend and in Section 3.07 hereof.

(ii) To effect such automatic exchange, the Issuer will (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process at least 15 days immediately prior to the Free Trade Date and (B) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate promptly after the Free Trade Date and an Opinion of Counsel. Such Opinion of Counsel will be to the effect that the Restrictive Notes Legend may be removed from all certificates evidencing Restricted Global Notes and all outstanding Notes represented thereby are Freely Tradable (provided that such opinion may assume compliance by the Noteholders with the restrictions set forth in the legends on the Notes). The first date on which both the Trustee and the Registrar have received the Free Transferability Certificate and such Opinion of Counsel will be known as the “Resale Restriction Termination Date.”

(iii) Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate and the restricted CUSIP number will be deemed removed from each of such Global Notes and deemed replaced with an unrestricted CUSIP number.

(iv) Promptly after the Resale Restriction Termination Date, the Issuer will provide Bloomberg LLP with a copy of the Free Transferability Certificate.

(v) Prior to the Issuer’s delivery of the Free Transferability Certificate and afterwards, the Issuer and the Trustee will comply with the Applicable Procedures and otherwise use reasonable efforts to cause each Global Note to be identified by an unrestricted CUSIP number in the facilities of the Depositary by the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.

(vi) Notwithstanding anything to the contrary in Sections 3.08(b)(i), (ii) or (iii), the Issuer will not be required to deliver the Free Transferability Certificate if it reasonably believes that removal of the Restricted Notes Legend or the changes to the CUSIP numbers for the Notes could result in or facilitate transfers of the Notes in violation of applicable law.

Section 3.09 Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Issuer shall execute and the Trustee, upon Company Order, shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee upon Company Order shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 3.09, the Issuer may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 3.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.10 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Issuer, the Guarantor, the Trustee, the Registrar and any agent of the Issuer, the Guarantor, the Trustee or the Registrar may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Guarantor, the Trustee, the Registrar nor any agent of the Issuer, the Guarantor, the Trustee or the Registrar shall be affected by notice to the contrary.

Section 3.11 Transfer and Exchange.

(a) Provisions Applicable to All Transfers and Exchanges.

(i) Subject to the restrictions set forth in this Section 3.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii) All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii) No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Issuer, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv) Unless the Issuer specifies otherwise, none of the Issuer, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (i) that has been surrendered for exchange, (ii) as to which Section 5.06 is applicable or (iii) as to which a Fundamental Change Purchase Notice, Optional Exchange Notice or an Optional Put Notice has been delivered and not withdrawn, in each case, except to the extent any portion of such Note is not subject to the foregoing.

(v) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b) In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 3.11(c):

(i) all Notes will be represented by one or more Global Notes;

(ii) every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 3.07); and

(iii) each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Transfer and Exchange of Global Notes.

(i) Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Issuer that:

(A) the Depositary is unwilling or unable to continue to act as Depositary; or

(B) the Depositary is no longer registered as a clearing agency under the Exchange Act;

and, in each case, the Issuer promptly delivers a copy of such notice to the Trustee and the Issuer fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, each Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause each Global Note to be cancelled in accordance with the Applicable Procedures, and the Issuer, in accordance with Section 3.04, will promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 3.04, promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 3.07.

(ii) In addition, if (x) the Issuer, in its sole discretion, determines that any Global Note will be exchangeable for Physical Notes or (y) an Event of Default has occurred and is continuing, in each case, any owner of a beneficial interest in a Global Note may exchange such beneficial interest for Physical Notes by delivering a written request to the Registrar.

In such case, (A) the Registrar will deliver notice of such request to the Issuer and the Trustee, which notice will identify the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Issuer will, in accordance with Section 3.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with

Section 3.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest, and bearing any legends that such Physical Notes are required to bear under Section 3.07, and (C) the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

(d) Transfer and Exchange of Physical Notes.

(i) If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Issuer, the Trustee or the Registrar; (B) if such Physical Note is a Restricted Note, delivering any documentation that the Issuer, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 3.07 and any applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 3.11 and Section 3.07. Upon the satisfaction of conditions (A), (B) and (C), the Issuer, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denominations, having like aggregate principal amount and bearing any restrictive legends required by Section 3.07.

(ii) If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Issuer, the Trustee or the Registrar, at any office or agency maintained by the Issuer for such purposes pursuant to Section 4.02. Whenever a Holder surrenders Notes for exchange, the Issuer, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Physical Notes are to bear under Section 3.07.

(iii) If Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Note by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Issuer, the Trustee or the Registrar, at any office or agency maintained by the Issuer for such purposes pursuant to Section 4.02; (B) if such Physical Note is a Restricted Note, delivering any documentation the Issuer, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 3.07 and any applicable securities laws; (C)satisfying all other requirements for such transfer set forth in this Section 3.11 and Section 3.07; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Physical Note and cause, or direct the Registrar to cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Note. If no Global Notes are then outstanding, the Issuer, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, authenticate, a new Global Note in the appropriate aggregate principal amount.

Section 3.12 Cancellation. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, exchange (pursuant to Article 7 hereof) or cancellation in accordance with its customary practices. If the Issuer or the Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Notes so acquired, while held by or on behalf of the Issuer or the Guarantor or any of its Subsidiaries, shall not entitle the Holder thereof to exchange the Notes. The Issuer may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation. The Issuer and the Guarantor may from time to time repurchase Notes in open market purchases or negotiated transactions without giving prior notice to Holders. Any Notes repurchased by the Issuer or the Guarantor will be immediately cancelled (and the Company shall provide a Company Order to the Trustee in connection with such cancellation) and no longer outstanding under this Indenture.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.12. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 3.13 CUSIP Numbers In issuing the Notes, the Issuer may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Notes, notice, or elsewhere; and provided further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 3.14 Payment and Computation of Interest. The Notes will bear cash interest at a rate of 3.50% per year until maturity. Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for or, in the case of the Initial Notes, if no interest has been paid or duly provided for, January 25, 2017. Interest will be paid semiannually in arrears on January 15 and July 15 of each year, beginning July 15, 2017. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 3.15 Business Day. If any Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date, Repurchase Date or Redemption Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

ARTICLE 4.

PARTICULAR COVENANTS OF THE ISSUER

Section 4.01 Payment of Principal and Interest. The Issuer will pay or cause to be paid the principal of, Fundamental Change Repurchase Price for, Repurchase Price for, Redemption Price for, any Additional Amounts with respect to, or Exchange Obligation with respect to, and any accrued and unpaid interest (including Additional Interest, if any) on, the Notes on the dates and in the manner required under this Indenture and the Notes. Any principal of, Fundamental Change Repurchase Price for, Repurchase Price for, Redemption Price for, Additional Amounts with respect to, Exchange Obligation with respect to, or interest (including Additional Interest, if any) on, a Note will be considered paid on the date due if the Paying Agent, if other than the Issuer, holds, as of 11:00 a.m., New York City time, on the due date, money deposited by the Issuer in immediately available funds and designated for and sufficient to pay such principal, Fundamental Change Repurchase Price, Repurchase Price, Redemption Price, Additional Amount, Exchange Obligation or interest (including Additional Interest, if any) then due. Payments of the Fundamental Change Repurchase Price, Repurchase Price, Redemption Price, Additional Amount, principal or interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the requirement payment date.

Section 4.02 Maintenance of Office or Agency.

(a) The Issuer shall maintain in the U.S. at least one office or agency where Notes may be presented for exchange (“Exchange Agent”) and at least one office of the Paying Agent.

The Issuer may have one or more registrars, one or more additional paying agents and one or more additional exchange agents. The term Paying Agent includes any additional paying agents. The term Exchange Agent includes any additional exchange agents. The term Registrar includes any additional registrars.

(b) The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Exchange Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar, Paying Agent or Exchange Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 11.07. The Issuer or its Affiliate may act as Paying Agent, Registrar, Exchange Agent or co-registrar.

(c) The Issuer initially appoints the Trustee as Registrar, Exchange Agent and Paying Agent in connection with the Notes. At any time, the Issuer may change such designation by delivering written notice to the Trustee signed by any officer authorized to sign an Officer’s Certificate and delivered to the Trustee, which notice will designate some other office or agency as the Registrar, Exchange Agent or Paying Agent, as the case may be. If at any time the Issuer shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, Notes may be surrendered for exchange at the Corporate Trust Office of Trustee.

So long as the Trustee is the Registrar, the Trustee agrees to mail, or cause to be mailed, in accordance with and subject to Section 1.06, the notices set forth in Section 11.11(a) and the third paragraph of Section 11.12. If co-Registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Issuer and the Holders of Notes it can identify from its records.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 11.11, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent.

(a) The Issuer may designate additional Paying Agents, rescind the designation of any Paying Agent, or approve a change in the office through which any Paying Agent acts. If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

(b) The Issuer shall, on or before each due date of the principal of or interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(c) If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Issuer (or any other obligor under the Notes) to make any payment of the principal of or interest on the Notes when the same shall become due and payable.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(e) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 13.03 and Section 13.04.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.05 Existence. Subject to Article 10, each of the Issuer and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Issuer and the Guarantor shall not be required to preserve any such right if the Issuer or the Guarantor, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor, as applicable.

Section 4.06 Reserved.

Section 4.07 Additional Interest.

(a) If, at any time during the six-month period beginning on, and including, the date which is six months after the last date of original issuance of Restricted Notes, the Guarantor fails to have timely filed any document or report that the Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or if such Restricted Notes are not otherwise Freely Tradable (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Restricted Notes), the Issuer shall pay Additional Interest on such Restricted Notes which shall accrue at the rate of 0.50% per annum of the principal amount of Restricted Notes outstanding for each day during such period for which the Guarantor’s failure to file has occurred and is continuing or for which such Restricted Notes are not Freely Tradable (ending on the date that is one year from the last date of original issuance of such Restricted Notes).

(b) Further, if, and for so long as, the Restrictive Notes Legend has not been removed from the Restricted Notes, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise Freely Tradable as of the 376th day after the last date of original issuance of Restricted Notes, the Issuer shall pay Additional Interest on such Restricted Notes. Such Additional Interest will accrue on the Restricted Notes at the rate of 0.50% per annum of the principal amount of Restricted Notes outstanding from the 376th day after the last date of original issuance of any of the Restricted Notes until the Restrictive Notes Legend has been removed in accordance with Section 3.08, the Restricted Notes are assigned an unrestricted CUSIP number and the Restricted Notes are Freely Tradable.

(c) The obligations of the Issuer pursuant to this Section 4.07 are separate and distinct from, and in addition to, the obligations of the Issuer pursuant to Section 9.04. Any Additional Interest payable pursuant to this Section 4.07 will be payable in arrears on each Interest Payment Date following accrual in the same manner as ordinary interest is payable.

(d) The Issuer shall notify the Holders, the Trustee and the Paying Agent in writing of any Additional Interest that has become due and payable within three Business Days after each and every event which has caused Additional Interest to become due. Such notice shall include reference to the event that caused the Additional Interest to become due, the Additional Interest rate and the date from which such Additional Interest shall begin to accrue. Within three Business Days after such Additional Interest shall cease to accrue, the Issuer shall notify the Holders, the Trustee and the Paying Agent in writing. Such notice shall explain why the Additional Interest shall no longer be due and specify the last date to which such Additional Interest will accrue.

Section 4.08 Rule 144A. The Issuer and the Guarantor will take such further action as any Holder or beneficial owner of such Notes or such ADSs, as applicable, may reasonably request from time to time to enable such Holder or beneficial owner to sell Restricted Notes or Restricted Stock, as applicable, in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Section 4.09 Resale of Certain Notes. The Issuer and the Guarantor shall not, and shall not permit any of the Guarantor’s Subsidiaries to, resell any Notes that have been reacquired by the Issuer, the Guarantor or any such Subsidiary. The Trustee shall have no responsibility in respect of the Issuer’s performance of its agreement in the preceding sentence.

Section 4.10 Commission Filings and Reports. The Issuer covenants that any documents or reports that the Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed by the Issuer with the Trustee within 15 calendar days after the same is filed with the Commission pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided that in each case the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 4.10; provided, however, that the Trustee shall have no obligation whatsoever to determine if such filing has occurred. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.11 Book-Entry System. If the Notes cease to trade in the Depositary’s book-entry settlement system, the Issuer covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for the Notes.

Section 4.12 Par Value Limitation. The Issuer will not take any action that, after giving effect to any adjustment pursuant to Section 7.05 or Section 7.06 hereof, would result in the Exchange Price becoming less than (i) the par value of one ADS and/or (ii) the par value of one Ordinary Share multiplied by the number of Ordinary Shares then represented by one ADS.

Section 4.13 Reserved.

Section 4.14 Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.15 Compliance Certificate. The Issuer shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending in 2017), an Officer’s Certificate, stating whether or not to the knowledge of the signer thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Issuer shall deliver to the Trustee, within 15 Business Days after the Issuer becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the action which the Issuer proposes to take with respect thereto.

Any notice required to be given under this Section 4.15 shall be delivered to a Trust Officer of the Trustee at its Corporate Trust Office.

Section 4.16 Additional Amounts. All payments made by or on behalf of the Issuer or the Guarantor (or any successor to the Issuer or the Guarantor) with respect to any Note or Guarantee, including, but not limited to, payments of principal (including the Fundamental Change Repurchase Price, Repurchase Price and Redemption Price, if applicable), premium, if any, payments of interest, including any Additional Interest, payments of Additional Amounts and deliveries of ADSs (together with payments of cash for any fractional ADS) upon exchange and any payments under the Guarantee, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (“Taxes”) by (1) the U.K. or Ireland (meaning Ireland exclusive of Northern Ireland) (or, in each case, any political subdivision or taxing authority thereof or therein), (2) any jurisdiction in which the Issuer or the Guarantor or any of their successors are, for tax purposes, incorporated, organized or resident or doing business (or any political subdivision or taxing authority thereof or therein) or (3) any jurisdiction within or through which payment is made (or any political subdivision or taxing authority thereof or therein) (each of (1), (2) and (3), as applicable, a “Relevant Taxing Jurisdiction”) or any other jurisdiction, unless such withholding or deduction is required by law. In the event that any such withholding or deduction is so required by a Relevant Taxing Jurisdiction, the Issuer or the Guarantor, as appropriate, shall pay to the Holder of each Note such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the Holder after such withholding or deduction (and after deducting any Taxes on the Additional Amounts) will equal the amounts that would have been received by such Holder had no such withholding or deduction been required; provided that no additional amounts will be payable:

(i) for or on account of:

(A) any Taxes that would not have been imposed but for:

(1) the existence of any present or former connection between the relevant Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a Person having a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) of such Note and the Relevant Taxing Jurisdiction, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or Person having such a power) being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein, in each case, other than acquiring, owning, holding or disposing of such Note, the receipt of payments or the exercise or enforcement of rights under the Note or a Guarantee or the execution, delivery or registration of such Note;

(2) the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment on such Note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period); or

(3) the failure of the Holder or beneficial owner to comply with a timely and reasonable written request from the Issuer or any successor to the Issuer, addressed to the Holder or beneficial owner, as the case may be, to provide any applicable certification, information, documentation or other evidence or reporting requirement concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner, but in each case, only to the extent the Holder or the beneficial owner is legally entitled to do so;

(B) any estate, inheritance, gift, sale, transfer, or similar Taxes;

(C) any Taxes that are payable otherwise than by withholding or deduction from payments under or with respect to the Notes; or

(D) any combination of Taxes referred to in the preceding clauses (A), (B) or (C),

(ii) with respect to any payment on such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof;

(iii) for or on account of any Taxes required to be withheld or deductible by any Paying Agent from any payment on any Note, if such payment could have been avoided by the Holder presenting such Notes to at least one other Paying Agent in the United States, United Kingdom, or a member state of the European Union;

(iv) for or on account of any Taxes required to be withheld or deducted where such withholding or deduction is imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code, any agreement with the U.S. Treasury entered into with respect thereto, any U.S. Treasury Regulations issued thereunder or any other official interpretations or guidance issued with respect thereto, any intergovernmental agreement entered into with respect thereto, or any law, regulation or other official interpretation or guidance promulgated pursuant to such an intergovernmental agreement; or

(v) any combination of clauses (i), (ii), (iii) and (iv) of this Section 4.

In addition to the foregoing, the Issuer shall also pay and indemnify the Holder for any present or future stamp, issue, registration, value added, court or documentary taxes, or any excise or property taxes, charges or similar levies or taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any Relevant Taxing Jurisdiction on the execution, delivery, issuance registration or enforcement of any of the Notes, the Guarantee, the Indenture or any other document or instrument referred to therein or the receipt of payments with respect thereto.

In the event that the Issuer or the Guarantor (or any of their paying agents) become after the Issue Date obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Issuer shall deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount to be so payable and the amount, if any, required to be withheld on the payment to the Holders. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent or the Exchange Agent, as the case may be, to pay Additional Amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Issuer shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

The Issuer or the Guarantor (or their paying agents), as appropriate, shall make all withholdings and deductions required by law and shall remit the full amount deducted or withheld to the Relevant Taxing Authority in accordance with applicable law. Upon request, the Issuer shall provide to the Trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee evidencing the payment of any Taxes so deducted or withheld. The Issuer will attach to each certified copy or other document a certificate stating the amount of such Taxes paid per $1,000 principal amount of the Notes then outstanding. Upon written request, copies of those receipts or other documentation, as the case may be, shall be made available by the Trustee to the Holders of the Notes.

Any reference in this Indenture or the Notes in any context to the delivery of ADSs (together with payments of cash for fractional ADSs) upon exchange of the Notes or the payment of principal of (including Fundamental Change Repurchase Price, Repurchase Price and Redemption Price, if applicable), and any premium or interest, including any Additional Interest, on, any Note or any other amount payable with respect to such Note or a Guarantee, shall be deemed to include payment of Additional Amounts provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations in this Section 4.16 will survive termination, defeasance or discharge of this Indenture or any transfer by a Holder or beneficial owner of its Notes and will apply mutatis mutandis to any successor to the Issuer.

Section 4.17 Listing of the Notes. The Issuer will use its commercially reasonable efforts to procure the listing of the Notes on the Global Exchange Market operated under the supervision of the Irish Stock Exchange (or on another recognized stock exchange for the purposes of Section 64 of the Taxes Consolidation Act 1997 of Ireland and within the meaning of Section 1005 ITA 2007 of the United Kingdom) prior to the first Interest Payment Date. Additionally, the Issuer will use its commercially reasonable efforts to maintain the listing of the Notes on the Global Exchange Market operated under the supervision of the Irish Stock Exchange, provided that if at any time the Issuer determines that it will not maintain such a listing, it will use its commercially reasonable efforts to maintain a listing of the Notes on another recognized stock exchange for the purposes of Section 64 of the Taxes Consolidation Act 1997 of Ireland and within the meaning of Section 1005 ITA 2007 of the United Kingdom. Notwithstanding the foregoing, in the event that no withholding or deduction for or on account of Taxes by a Relevant Taxing Jurisdiction is reasonably expected to be required on payments and/or deliveries on the Notes if the Notes are not so listed on any such recognized stock exchange, the Issuer will be under no obligation to so list (or maintain the listing of) them on any such recognized stock exchange.

ARTICLE 5.

REDEMPTION

Section 5.01 Redemption

(a) Redemption for Tax Reasons. The Issuer may, at its option, redeem the Notes, in whole but not in part (except in respect of certain Excluded Holders), at a price (the “Tax Redemption Price”) payable in cash and equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Tax Redemption Date (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date), and including, for the avoidance of doubt, any Additional Amounts with respect to such Tax Redemption Price, if the Issuer has, or on the next Interest Payment Date would, become obligated to pay to the Holders any Additional Amounts (that are more than a de minimis amount) as a result of (i) any change or amendment in the laws or any rules or regulations of a Relevant Taxing Jurisdiction which such change or amendment is publicly announced and becomes effective after the date hereof (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the date hereof, after such later date) or (ii) any change or amendment in an official written interpretation or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the formal announcement or publication of any judicial decision or regulatory or administrative interpretation or determination ) which change or amendment is publicly announced and becomes effective after the date hereof (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the date hereof, after such later date) (each of the foregoing clauses (i) and (ii), a “Change in Tax Law” and such redemption, a “Tax Redemption”); provided, that the Issuer may only elect a Tax Redemption if (x) the Issuer cannot avoid these obligations by taking commercially reasonable measures available to it (including, without limitation, by changing the jurisdiction from which or through which payment is made, if commercially reasonable under the circumstances) and (y) the Issuer delivers to the Trustee an opinion of outside counsel of recognized standing in the Relevant Taxing Jurisdiction to the effect that the Issuer has or will become obligated to pay Additional Amounts as a result of such Change in Tax Law and an Officer’s Certificate stating that the Issuer is entitled to effect a Tax Redemption; provided further, that if the Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest, including Additional Interest, if any, payable in respect of such Interest Payment Date shall be payable to the Holders of record at the Close of Business on the corresponding Regular Record Date, and the Redemption Price payable to the Holder whose Note is redeemed will be equal to 100% of the principal amount of such Note, including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price. Notice of a Tax Redemption may not be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due nor later than 180 days after the Issuer or the Guarantor becomes aware of such amendment or change referred in the preceding paragraph. The obligation to pay Additional Amounts must be in effect at the time such notice is given.

(b) Optional Redemption. The Notes may be redeemed in whole or in part at the option of the Issuer on or after January 19, 2021 (such redemption, an “Optional Redemption”) at a price (the “Optional Redemption Price”) payable in cash and equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Optional Redemption Date, or, in the case of a Default by the Issuer in the payment of the Optional Redemption Price, the day on which such Default is no longer continuing; provided, however, that if the Notes are redeemed on a date that is after a Regular Record Date and prior to the corresponding Interest Payment Date, the accrued interest payable in respect of such Interest Payment Date shall not be payable to Holders of the Notes to whom the principal amount of the Notes being redeemed pursuant to the Optional Redemption is paid, and shall instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on the relevant Regular Record Date for the corresponding Interest Payment Date. For the avoidance of doubt, the Issuer may not redeem any Notes in an Optional Redemption unless all accrued and unpaid interest thereon has been or is simultaneously paid (or will be paid at the next Interest Payment Date in accordance with the immediately preceding sentence) for all semi-annual interest periods or portions thereof terminating prior to the Redemption Date.

(c) No Notes may be redeemed in a Tax Redemption or an Optional Redemption if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Redemption Price with respect to such date).

(d) Notwithstanding anything to the contrary herein, the Issuer may not redeem the Notes in the case that Additional Amounts are, or as a result of a Change in Tax Law would be, payable in respect of United Kingdom or Irish withholding tax if no Additional Amounts would be payable if the Notes were listed on a recognized stock exchange for the United Kingdom or Irish tax purposes, as appropriate, on the next Interest Payment Date.

Section 5.02 Notice of Tax Redemption and Notice of Optional Redemption.

(a) At least 30 calendar days but not more than 60 calendar prior to a Redemption Date in connection with a Tax Redemption or an Optional Redemption, the Issuer shall provide a notice of redemption to the Trustee and each Holder of Notes to be redeemed (a “Notice of Tax Redemption” or a “Notice of Optional Redemption,” as applicable); provided that, as long as the Notes are held through the Depositary, such notice may be made by electronic transmission to the Depositary, as Holder.

The Notice of Tax Redemption and the Notice of Optional Redemption shall specify the Notes to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the applicable Exchange Rate and applicable Exchange Price;

(iv) the name and address of the Paying Agent and the Exchange Agent;

(v) that Notes offered to be redeemed may be exchanged at any time before the Close of Business on the Business Day immediately preceding the Redemption Date or, if the Issuer fails to pay the Redemption Price, such later date on which the Issuer pays the Redemption Price;

(vi) that Holders who want to exchange Notes must satisfy the requirements set forth therein and in this Indenture;

(vii) in the case of a Tax Redemption, that Holders have the right to elect not to have their Notes redeemed by delivery to the Paying Agent of a Notice of Tax Redemption Election;

(viii) in the case of a Tax Redemption, that Holders who wish to elect not to have their Notes redeemed or to withdraw such an election must satisfy the requirements set forth herein and in the Indenture;

(ix) in the case of a Tax Redemption, that, at and after the Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments with respect to such Notes solely as a result of the Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon exchange, required repurchase in connection with a Fundamental Change or Optional Put, maturity or otherwise, and whether in cash, Ordinary Shares, Reference Property or otherwise) after the Redemption Date (or, if the Issuer fails to pay the Redemption Price, such later date on which the Issuer pays the Redemption

Price), and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction taxes required by law to be deducted or withheld as a result of such Change in Tax Law, provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed exchanges its Notes in connection with such Tax Redemption, the Issuer shall be obligated to pay such Additional Amounts, if any, with respect to such exchange;

(x) that Notes offered to be redeemed must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(xi) that, unless the Issuer defaults in making payment of such Redemption Price, interest will cease to accrue with respect to redeemed Notes on and after the Redemption Date;

(xii) the CUSIP number of the Notes; and

(xiii) if fewer than all the outstanding Notes are to be redeemed pursuant to an Optional Redemption, the certificate numbers (if such Notes are Physical Notes) and principal amounts of the particular Notes to be redeemed.

(b) Simultaneously with providing such Notice of Tax Redemption or Notice of Optional Redemption, as applicable, the Issuer shall publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on the Issuer’s website or through such other public medium as the Issuer may use at that time.

(c) At the Issuer’s written request delivered at least 3 days prior to the date such Notice of Tax Redemption or Notice of Optional Redemption is to be given (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give Notice of Tax Redemption or Notice of Optional Redemption, as applicable, as prepared by the Issuer, to each Holder of Notes to be redeemed in the Issuer’s name and at the Issuer’s expense.

Section 5.03 Holder’s Right to Elect.

(a) Upon receiving a Notice of Tax Redemption, each Holder shall have the right to elect to not have its Notes redeemed, in which case the Issuer will not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of the Change in Law that resulted in the obligation to pay such Additional Amounts (whether upon exchange, required repurchase in connection with a Fundamental Change or Optional Put, maturity or otherwise, and whether in cash, ADSs, Ordinary Shares, Reference Property or otherwise) after the Redemption Date (or, if the Issuer fails to pay the Redemption Price on the Redemption Date, such later date on which the Issuer pays the Redemption Price), and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed exchanges its Notes in connection with such Tax Redemption as set forth under Section 7.09, the Issuer shall be obligated to pay Additional Amounts, if any, with respect to such exchange.

(b) Upon receiving a Notice of Tax Redemption, each Holder who does not wish to have the Issuer redeem its Notes pursuant to this Article 5 (any such Holder, an “Excluded Holder”) must deliver to the Trustee and Paying Agent a written notice of election (the “Notice of Tax Redemption Election”) substantially in the form of Exhibit C hereto, or any other form of written notice substantially similar to the Notice of Tax Redemption Election, in each case, duly completed and signed, if the Notes are Physical Notes, or in compliance with the Applicable Procedures, if the Notes are Global Notes, so as to be received by the Trustee and Paying Agent no later than the Close of Business on the second Business Day immediately preceding the Redemption Date; provided that, a Holder that complies with the requirements for exchange set forth under Section 7.02 will be deemed to have delivered a Notice of Tax Redemption Election. A Holder may withdraw any Notice of Tax Redemption Election (other than such a deemed

Notice of Tax Redemption Election) by delivering to the Trustee and Paying Agent a written notice of withdrawal prior to the Close of Business on the Business Day immediately preceding the Redemption Date (or, if the Issuer fails to pay the Redemption Price on the Redemption Date, such later date on which the Issuer pays the Redemption Price). If no such election is made or deemed to have been made, the Holder will have its Notes redeemed without any further action.

Section 5.04 Effect of Notice of Tax Redemption and Notice of Optional Redemption. Once a Notice of Tax Redemption or a Notice of Optional Redemption is given, Notes to be redeemed become due and payable on the Redemption Date and at the Redemption Price stated in such notice, except for Notes which are exchanged in accordance with the terms of this Indenture and except for Notes subject to Section 5.03. Upon surrender to the Paying Agent, such redeemed Notes shall be paid at the Redemption Price stated in the Notice of Tax Redemption or Notice of Optional Redemption. Failure to give the Notice of Tax Redemption or Notice of Optional Redemption or any defect in such notice to any Holder shall not affect the validity of such notice to any other Holder.

Section 5.05 Deposit of Redemption Price. Prior to 11:00 a.m. New York City time on a Redemption Date, the Issuer shall deposit with the Paying Agent (or if the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes to be redeemed which on or prior thereto have been delivered by the Issuer to the Trustee for cancellation or have been exchanged. The Paying Agent shall as promptly as practicable return to the Issuer any money not required for that purpose because of exchange of Notes pursuant to Article 7. If such money is then held by the Issuer in trust and is not required for such purpose it shall be discharged from such trust.

If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Notes (i) for which a Notice of Tax Redemption has been given and with respect to which a Notice of Tax Redemption Election has not been made or deemed to have been made or (ii) for which a Notice of Optional Redemption has been given, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price of such Note, including Additional Amounts, if any, with respect thereto. Nothing herein shall preclude the withholding of any taxes required by law to be withheld or deducted.

Section 5.06 Notes Redeemed in Part. If the Issuer elects to redeem fewer than all of the outstanding Notes, the Trustee will select the Notes to be redeemed (such that the principal amount of a Holder’s Note not to be redeemed equals $200,000 or an integral multiple of $1,000 in excess thereof) by lot, or on a pro rata basis, in all cases in accordance with the Applicable Procedures. Upon surrender of a Physical Note that is redeemed in part pursuant to an Optional Redemption, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Physical Note in an authorized denomination, which shall be $200,000 principal amount or an integral multiple of $1,000 in excess thereof, equal in principal amount to the unredeemed portion of the Note surrendered. The Issuer shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the Open of Business 15 days before the provision of a notice of redemption for redemption of Notes and ending at the Close of Business on the earliest date on which the relevant Notice of Optional Redemption is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

If the Trustee selects a portion of a Holder’s Notes for Optional Redemption and the Holder exchanges a portion of such Holder’s Notes, the exchanged portion of such Holder’s Notes shall be deemed to be from the portion selected for redemption, except to the extent of the excess, if any, of such exchanged portion over such portion selected for redemption.

ARTICLE 6.

[RESERVED]

ARTICLE 7.

EXCHANGE

Section 7.01 Right to Exchange. Subject to and upon compliance with the provisions of this Indenture, a Holder will have the right, at such Holder’s option, to exchange its Notes, or any portion so long as the principal amount of such Holder’s Notes not exchanged equals $200,000 or an integral multiple of $1,000 in excess thereof, into a number of ADSs determined in accordance with Section 7.03 hereof based on an initial exchange rate of 257.2016 ADSs (subject to adjustment provided in this Article 7, the “Exchange Rate”) per $1,000 principal amount of Notes at any time prior to the close of business on the second Business Day immediately preceding the Maturity Date.

Section 7.02 Exchange Procedures.

(a) General. To exercise its exchange privilege with respect to a beneficial interest in a Global Note or with respect to a Physical Note (including any exchange pursuant to Section 7.10) and in the case of an exchange pursuant to Section 7.10, subject to 7.10(f)), the Holder of such Note must:

(i) pay any funds required under Section 7.02(d) hereof;

(ii) pay any taxes or duties required under the proviso of Section 7.02(e) hereof; and

(iii) if such Note is a Global Note, (A) complete any instruction form required by the Depositary to effect the exchange of a beneficial interest under the Applicable Procedures; and (B) otherwise comply with the Applicable Procedures of the Depositary in effect on the date such Holder seeks to exchange such beneficial interest; or

(iv) if such Note is a Physical Note, (A) complete and manually sign the exchange notice on the back of the Note (the “Exchange Notice”), or a facsimile of the Exchange Notice; (B) deliver the Exchange Notice (or facsimile thereof), which is irrevocable, and the Note to the Exchange Agent; and, (C) if required, furnish appropriate endorsements and transfer documents.

In addition, if a Holder has already delivered a Fundamental Change Repurchase Notice or an Optional Put Notice with respect to a Note in accordance with Section 8.03 hereof, except to the extent that a portion of such Note is not subject to a Fundamental Change Repurchase Notice or Optional Put Notice, the Holder may not surrender that Note for exchange until the Holder has withdrawn the Fundamental Change Repurchase Notice in accordance with Section 3.04 of this Indenture or Optional Put Notice in accordance with Section 8.03 of this Indenture.

The first Business Day on which a Holder complies with the relevant procedures for exchange set forth in clauses (i) through (iv) above and any other procedures required to effect an exchange under this Indenture or, as applicable, the Optional Exchange Date, shall be the “Exchange Date” with respect to such Note, and any exchange of a Note will be deemed to occur at the Close of Business on the Exchange Date applicable to such Note. If, at any time, the last date on which any Note may be exchanged is not a Business Day, such Note may be exchanged on the immediately following Business Day.

(b) Holder of Record. If a Holder surrenders the entire principal amount of a Note for exchange, as of the Close of Business on the applicable Exchange Date, such Person will no longer be the Holder of such Note. Except as provided under Section 7.06(f) hereof, the Person in whose name such ADSs will be registered will become the holder of record of such ADSs at the Close of Business on the Exchange Date.

(c) Exchanges in Part. If a Holder surrenders only a portion of the principal amount of a Physical Note for exchange, promptly after the applicable Exchange Date, the Issuer, in accordance with Section 3.04, will execute, and the Trustee, in accordance with Section 3.04, will authenticate and deliver to such Holder, one or more new Physical Notes, each in an authorized denomination and having an aggregate principal amount equal to the unexchanged portion of the Physical Note exchanged in part. Upon the exchange of any beneficial interest in a Global Note, the Exchange Agent will promptly request that the Trustee make a notation on the “Schedule of Increases and Decreases of Global Note” of such Global Note to reduce the principal amount represented by such Global Note by the principal amount of the exchanged beneficial interest.

(d) Reimbursement of Interest upon Exchange. If a Holder surrenders a Note for exchange during the period from the Close of Business on a Regular Record Date to the Open of Business on the corresponding Interest Payment Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest that will be payable on such Note on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (A) if the Exchange Date follows the Regular Record Date immediately preceding the Maturity Date; (B) if the Issuer has specified a Redemption Date, Fundamental Change Repurchase Date, Repurchase Date or Optional Exchange Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (C) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Note.

(e) Taxes Due upon Exchange. If a Holder exchanges a Note (or Notes are exchanged pursuant to Section 7.10), the Issuer will pay any documentary, stamp or similar issue or transfer tax (“Transfer Taxes”) due on the issue of any ADSs upon the exchange (including any Transfer Taxes due on the issue or transfer of any Ordinary Shares represented by such ADSs), unless the tax is due because the Holder requests that any ADSs be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

(f) Notice of Tax Redemption. If the Issuer has designated a Tax Redemption Date pursuant to Section 5.01(a), a Holder that complies with the requirements for exchange described in this Section 7.02 will be deemed to have delivered a notice of its election not to have its Notes so redeemed pursuant to a Tax Redemption.

(g) Notwithstanding anything to the contrary in this Indenture, but subject to Section 7.10(f), (i) any Note that is subject to an Issuer’s Exchange Option pursuant to Section 7.10 for which a Holder has delivered an appropriate instruction form for exchange to the Depositary or an Exchange Notice pursuant to Section 7.02(a) on or after the date an Optional Exchange Notice has been sent will be exchanged pursuant to Section 7.10 and will not be voluntarily exchanged pursuant to Section 7.01 and (ii) any Note for which a Holder has delivered an appropriate instruction form for exchange to the Depositary or an Exchange Notice pursuant to Section 7.02(a) prior to the date of sending of an Optional Exchange Notice will not be exchanged pursuant to 7.10 and will be voluntarily exchanged pursuant to Section 7.01.

Section 7.03 Settlement Upon Exchange.

(a) Except to the extent otherwise provided in Sections 7.05(h), 7.06(f) and 7.07 hereof, if a Holder exchanges a Note (or in the event that the Issuer exercises an Issuer’s Exchange Option), a cash amount, calculated in accordance with Section 7.03(a)(i) below, (the “Liquidated Sum”), shall be payable by the Issuer to the Holder, and the Issuer will satisfy its obligation in respect of the Liquidated Sum by delivering ADSs, together with cash in lieu of any fractional ADS (the obligation to effect such delivery and payment, the “Exchange Obligation”) as follows:

(i) the Issuer will deliver to the Holder of such Note a number of ADSs equal to the product of (A)(x) the aggregate principal amount of such Note that is being exchanged, divided by (y) $1,000 and (B) the Exchange Rate in effect on the applicable Exchange Date; provided, however, that the Issuer will pay an amount of cash in lieu of any fractional ADS determined in accordance with Section 7.03(a)(ii) hereof. The Issuer will deliver such ADSs, and pay any amount of cash in lieu of any fractional ADS, on the third Business Day immediately following the applicable Exchange Date.

(ii) Fractional ADS. If the Issuer’s Exchange Obligation with respect to a Note includes a fractional ADS, in lieu of delivering such fractional ADS, the Issuer will pay the exchanging Holder an amount of cash equal to the product of (x) such fraction of an ADS and (y) the Daily VWAP on the applicable Exchange Date (or, if such Exchange Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day).

(iii) Exchange of Multiple Notes by a Single Holder. If more than one Note of a Holder is exchanged on a single Exchange Date, the Issuer will calculate its Exchange Obligation with respect to such Notes as if such Holder had surrendered for exchange one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for exchange by such Holder on such Exchange Date.

(iv) Settlement of Accrued Interest and Deemed Payment of Principal. Notwithstanding anything to the contrary in this Indenture, if a Holder exchanges a Note, the Issuer will not adjust the Exchange Rate to account for any accrued and unpaid interest on such Note and the Issuer’s delivery of the number of ADSs due as part of the Issuer’s Exchange Obligation with respect to such Note (and any payment of cash in lieu of fractional ADSs) will be deemed to satisfy and discharge in full the Issuer’s obligation to pay the principal of the Note and accrued and unpaid interest, if any, on, such Note to, but excluding, the Exchange Date; provided, however, that if a Holder exchanges a Note after the Close of Business on a Regular Record Date but prior to the Open of Business on the corresponding Interest Payment Date, the Issuer will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Note at the Close of Business on such Regular Record Date notwithstanding the exchange.

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to an exchanged Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(b) Certain provisions relating to English law.

In respect of any ADSs which the Issuer proposes to deliver pursuant to Section 7.03(a), the parties agree that

(i) the primary obligation of the Issuer is to pay to the Holder the Liquidated Sum;

(ii) in its performance under Section 15.01 of the Issuer’s obligation to deliver ADSs pursuant to Section 7.03(a) (which is a Guarantee Obligation), the Guarantor shall allot and issue to the Depositary such number of Ordinary Shares as is required to underlie the ADSs to be delivered pursuant to Section 7.03(a) and shall procure the issue of such ADSs; and

(iii) the Ordinary Shares allotted and issued in accordance with Section 7.03(b)(ii) shall, for the purposes of section 583 of the UK Companies Act 2006, be allotted and issued in consideration for the release of the liability of the Guarantor arising pursuant to this Indenture for the Liquidated Sum.

Section 7.04 Certain Provisions Related to ADSs Issued Hereunder.

(a) To the extent necessary to satisfy the Issuer’s and the Guarantor’s obligations under this Indenture, at all times during the term of this Indenture, the Guarantor will use its best endeavours to maintain authority under sections 551 and 570 of the UK Companies Act to allot and issue, free from pre-emption rights or other third party rights, a number of Ordinary Shares equal to the product of (i) the maximum number of ADSs potentially required to satisfy exchange of the Notes from time to time as Notes are presented for exchange and (ii) the number of Ordinary Shares represented by one ADS at such time.

(b) Any Ordinary Shares represented by ADSs delivered hereunder (whether upon exchange, under the terms of the Guarantee or otherwise) and any such ADSs, in each case, will be newly issued securities or treasury securities, duly and validly authorized and issued, fully paid, nonassessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder or other Person to whom such ADSs will be delivered) and will rank pari passu with and be identical to the Ordinary Shares or ADSs (as the case may be) then in issue.

(c) In addition, the Guarantor covenants that, if any Ordinary Shares represented by ADSs to be provided hereunder (whether upon exchange, under the terms of the Guarantee or otherwise) or any such ADSs, in either case, require registration with or approval of any governmental authority under any federal or state law before such Ordinary Shares or such ADSs may be validly issued, the Guarantor will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be; provided that, the Guarantor shall not be obligated to register the offer and sale of such Ordinary Shares or such ADSs under the Securities Act.

(d) The Guarantor will cause any ADSs issuable hereunder (whether upon exchange, under the terms of the Guarantee or otherwise) to be listed on whatever stock exchange(s) the ADSs are listed, if permitted and required by the rules of such stock exchange(s), on the date the exchanging Holder becomes a record holder of such ADSs.

(e) The Guarantor shall, and shall procure that the ADS Depositary shall, at all times maintain, for the benefit of the Holders, a number of ADSs available for distribution under a registration statement on Form F-6 equal to at least the maximum number of ADSs potentially required to satisfy exchange of the Notes from time to time as Notes are presented for exchange.

(f) The Issuer and the Guarantor acknowledge that the allotment and issue of Ordinary Shares and the delivery of ADSs, if any, hereunder (whether upon exchange, under the terms of the Guarantee or otherwise) by the Guarantor (or by the ADS Depositary at the direction of the Guarantor) to, or at the direction of, the Issuer will create an equivalent debt owing from the Issuer to the Guarantor.

Section 7.05 Adjustment of Exchange Rate.

If the number of Ordinary Shares represented by the ADSs is changed for any reason other than one or more of the events described in this Section 7.05, the Issuer shall make an appropriate adjustment to the Exchange Rate such that the number of Ordinary Shares represented by the ADSs upon which exchange of the Notes is based remains the same. Such adjustment will be calculated to the nearest 1/10,000th of an ADS.

Notwithstanding the adjustment provisions described in this Section 7.05, if the Guarantor distributes to holders of the Ordinary Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Guarantor (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to the Ordinary Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Guarantor, then an adjustment to the Exchange Rate described in this Section 7.05 in respect of such distribution shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Exchange Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Ordinary Shares.

However, in the event that the Guarantor issues or distributes to all holders of the Ordinary Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Issuer shall adjust the Exchange Rate pursuant to Section 7.05(b) (in the case of Expiring Rights entitling holders of the Ordinary Shares for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase Ordinary Shares or ADSs) or Section 7.05(c) (in the case of all other Expiring Rights). “Expiring Rights” means any rights, options or warrants to purchase Ordinary Shares or ADSs that expire on or prior to the Maturity Date.

For the avoidance of doubt, if any event described in this Section 7.05 results in a change to the number of Ordinary Shares represented by the ADSs, then such a change shall be deemed to satisfy the Issuer’s obligation to effect the relevant adjustment to the Exchange Rate on account of such an event to the extent to which such change reflects what a corresponding change to the Exchange Rate would have been on account of such an event.

The Issuer will adjust the Exchange Rate from time to time as described in this Section 7.05, except that the Issuer will not make an adjustment to the Exchange Rate for any transaction described in this Section 7.05 (other than in the case of a share split or share combination) if each Holder has the right to participate in such transaction at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes without having to exchange its Notes and as if it held a number of ADSs equal to the applicable Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) Stock Dividends and Share Splits. If the Guarantor exclusively issues Ordinary Shares as a dividend or distribution on all or substantially all Ordinary Shares, or if the Guarantor effects an Ordinary Share split or Ordinary Share combination, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 x	OS1
OS0

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such Ordinary Share split or Ordinary Share combination, as applicable;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date;

OS0	=	the number Ordinary Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date; and

OS1	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, Ordinary Share split or Ordinary Share combination.

Any adjustment made under this Section 7.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such Ordinary Share split or Ordinary Share combination. If any dividend or distribution of the type described in this Section 7.05(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Guarantor’s Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(b) Rights, Options, and Warrants. If the Guarantor issues to all or substantially all holders of Ordinary Shares or ADSs any rights, options or warrants entitling such holders for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase Ordinary Shares at a price per share less than the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each such Trading Day), or to subscribe for or purchase ADSs, at a price per ADS less than the average of the Last Reported Sale Prices of the ADSs, in each case, over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate will be increased based on the following formula:

ER1 = ER0 x	OS0 + X

OS0 + Y

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of Ordinary Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each such Trading Day) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance.

Any increase made under this Section 7.05(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that Ordinary Shares or ADSs are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares or ADSs actually delivered. If such rights, options or warrants are not so issued, the Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if the Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 7.05(b) and for purposes of Section 7.01(c)(i), in determining whether any rights, options or warrants entitle holders of Ordinary Shares or ADSs to subscribe for or purchase Ordinary Shares at a price per Ordinary Share less than such average of the Last Reported Sale Prices for the ADSs (divided by the number of Ordinary Shares represented by one ADS on each such Trading Day), or to subscribe for or purchase ADSs, at a price per ADS less than such average of the Last Reported Sale Prices for the ADSs, in each case, over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for an issuance, and in determining the aggregate offering price of such Ordinary Shares or ADSs, as the case may be, there shall be taken into account any consideration received by the Guarantor for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Guarantor’s Board of Directors.

(c) Spin-Offs and Other Distributed Property.

(i) If the Guarantor distributes shares of the Capital Stock of the Guarantor, evidences of its indebtedness, other assets or property of the Guarantor or rights, options or warrants to acquire the Guarantor’s Capital Stock or other securities of the Guarantor (the “Distributed Property”) to all or substantially all holders of the Ordinary Shares, excluding:

(A) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 7.05(a) hereof or Section 7.05(b) hereof;

(B) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 7.05(d) hereof;

(C) any dividends and distributions in connection with a reclassification, change, consolidation, merger, conveyance, transfer, sale, lease or other disposition resulting in the change in the Exchange Consideration as described in Section 7.07;

(D) except as otherwise described above and below under this Section 7.05, rights issued pursuant to a stockholder rights plan adopted by the Guarantor; or

(E) Spin-Offs as to which the provisions of Section 7.05(c)(ii) hereof shall apply,

then the Exchange Rate will be increased based on the following formula:

ER1 = ER0 x	SP0

SP0 - FMV

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each such Trading Day) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Guarantor’s Board of Directors) of the Distributed Property distributed with respect to each outstanding Ordinary Share on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder will receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the ADSs, the amount and kind of the Distributed Property that such Holder would have received if such Holder had owned a number of ADSs equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution.

Any increase in the Exchange Rate made under this Section 7.05(c)(i) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) With respect to an adjustment pursuant to this Section 7.05(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Guarantor, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of such dividend or other distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Exchange Rate will be increased based on the following formula:

ER1 = ER0 x	FMV0 + MP0

MP0

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for the Spin-Off;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares applicable to one Ordinary Share over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each such Trading Day) over the Valuation Period.

For purposes of this Section 7.05(c)(ii), the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sale Price of the ADSs in the definition of “Last Reported Sale Price” set forth in Section 1.01 hereof.

For purposes of Section 7.05(a) hereof, Section 7.05(b) hereof and this Section 7.05(c), if any dividend or distribution to which this Section 7.05(c) applies includes one or both of:

(A) a dividend or distribution of Ordinary Shares to which Section 7.05(a) hereof also applies (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 7.05(b) hereof also applies (the “Clause B Distribution”),

then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 7.05(c) applies (the “Clause C Distribution”) and any Exchange Rate adjustment required to be made under this Section 7.05(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 7.05(b) hereof with respect thereto shall then be made, except that, if determined by the Guarantor, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any Ordinary Shares (or any Ordinary Shares represented by ADSs) included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 7.05(b) hereof, and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Guarantor, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (II) any Ordinary Shares included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 7.05(a) hereof.

(d) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 x	SP0

SP0 - C

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the ADSs (divided by the number of Ordinary Shares represented by one ADS on such Trading Day) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Ordinary Share that the Guarantor distributes to holders of the Ordinary Shares.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the ADSs, the amount of cash that such Holder would have received if such Holder had owned a number of ADSs equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution. Any such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(e) Tender Offers or Exchange Offers. If the Guarantor or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Ordinary Shares or the ADSs (that is subject to the tender offer rules of the Exchange Act that are then applicable), other than odd lot tender offers, to the extent that the cash and value of any other consideration included in the payment per Ordinary Share or ADS exceeds the Last Reported Sale Price of the ADSs (divided by, in the case of Ordinary Shares, the number of Ordinary Shares represented by one ADS on such Trading Day) on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), the Exchange Rate will be increased based on the following formula:

ER1 = ER0 x	AC + (SP1 x OS1)

OS0 x SP1

where:

ER0	=	the Exchange Rate in effect immediately prior to the Close of Business on the Expiration Date;

ER1	=	the Exchange Rate in effect immediately after the Close of Business on the Expiration Date;

AC	=	the aggregate value, on the Expiration Date, of all cash and any other consideration (as determined by the Guarantor’s Board of Directors) paid or payable for Ordinary Shares or ADSs purchased in such tender offer or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the Close of Business on the Expiration Date (prior to giving effect to the purchase of all Ordinary Shares or ADSs accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of Ordinary Shares outstanding immediately after the Close of Business on the Expiration Date (after giving effect to the purchase of all Ordinary Shares or ADSs accepted for purchase or exchange in such tender offer or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each such Trading Day) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”).

(f) Special Provisions for ADS Adjustments. Without duplication of any other adjustment pursuant to this Section 7.05, in the event of (i) any subdivision or split of the outstanding ADSs, (ii) any distribution of additional ADSs to holders of the ADSs, or (iii) any combination of the outstanding ADSs into a smaller number of ADSs, the Exchange Rate shall be adjusted as of the Open of Business on the effective date for any such subdivision or combination or as of the Open of Business on the Ex-Dividend Date for any such distribution, as the case may be, to be equal to the number of ADSs that a holder of a number of ADSs equal to the Exchange Rate immediately prior to the effective date of any such subdivision or combination or the Ex-Dividend Date for such distribution, as the case may be, would hold immediately following such subdivision, distribution or combination.

(g) Reserved.

(h) Rights Plan. To the extent that the Guarantor has a rights plan applicable to the ADSs in effect upon exchange of any Notes, on the applicable Exchange Date, the exchanging Holder will receive, in addition to any ADSs received in connection with the Exchange Obligation calculated on such Exchange Date, the rights under such rights plan, unless prior to such Exchange Date the rights have separated from the ADSs, in which case, and only in such case, the Exchange Rate will be adjusted at the time of separation as if the Guarantor distributed, to all holders of the Ordinary Shares, the Distributed Property as described in clause (c) of this Section 7.05, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(i) Other Adjustments. Whenever a provision of this Indenture requires the calculation of the Last Reported Sale Prices, the Daily VWAPs or any functions thereof over a span of multiple days (including, without limitation, during the 10 Trading Day period used to determine the ADS Price for purposes of a Make-Whole Fundamental Change or an Issuer’s Exchange Option), the Issuer will make appropriate adjustments (to the extent no corresponding adjustment is otherwise made pursuant to the provisions in Section 7.05) to each to account for any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, effective date or Expiration Date of the event occurs at any time during the period when the Last Reported Sale Prices, the Daily VWAPs or any functions thereof are to be calculated.

(j) Successive Adjustments. After an adjustment to the Exchange Rate under this Article 7, any subsequent event requiring an adjustment under this Article 7 will cause an adjustment to the Exchange Rate as so adjusted, without duplication.

(k) Limitations on Adjustments.

(i) Except as stated in this Article 7, the Issuer will not adjust the Exchange Rate for the issuance of Ordinary Shares or ADSs or any securities exchangeable into or exchangeable for Ordinary Shares or ADSs or the right to purchase Ordinary Shares or ADSs or such exchangeable or exchangeable securities.

(ii) In addition, notwithstanding anything to the contrary in this Section 7.05, the Issuer will not be required to adjust the Exchange Rate:

(A) upon the issuance of:

(1) any Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Guarantor’s securities and the investment of additional optional amounts in Ordinary Shares or ADSs under any plan;

(2) any Ordinary Shares or ADSs or options or rights to purchase Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Guarantor or any of its Subsidiaries; or

(3) any Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, convertible or exchangeable security not described in clause (2) above and outstanding as of the Issue Date;

(B) for a change solely in the par value of the Ordinary Shares; or

(C) for accrued and unpaid interest, and Additional Interest on the Notes, if any.

(l) Notwithstanding anything to the contrary in this Section 7.05, the Issuer shall not be required to adjust the Exchange Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made (i) on the Effective Date for any Make-Whole Fundamental Change or Issuer’s Exchange Option, and (ii) upon the Exchange Date. In addition, the Issuer shall not account for such deferrals when determining whether any of the conditions to exchange have been satisfied or what number of the ADSs a Holder would have held on a given day had it exchanged the Notes.

(m) For purposes of this Section 7.05, subject to Section 7.05(c) hereof, the number of Ordinary Shares or ADSs outstanding at any time will include Ordinary Shares or ADSs issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares or ADSs, but, so long as the Guarantor does not pay any dividend or make any distribution on Ordinary Shares or ADSs held in the treasury of the Guarantor, will not include Ordinary Shares or ADSs held in the treasury of the Guarantor.

(n) Voluntary Adjustments.

(i) Incentive Increases. To the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Market (or any other securities exchange on which the Guarantor’s securities are then listed), the Issuer may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Issuer’s best interest.

(ii) Tax-Related Increases. The Issuer may also (but is not required to) increase the Exchange Rate if the Board of Directors determines that such increase would avoid or diminish income tax to holders of the Ordinary Shares or ADSs or rights to purchase the Ordinary Shares or ADS in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event.

(o) Notices.

(i) Notice to Holders Prior to Certain Actions and Events. The Issuer shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Issuer is already required to deliver notice of such event containing at least the information specified below at an earlier time, or (ii) neither the Issuer, at the time it is required to deliver a notice, nor the Guarantor has knowledge of all of the information required to be included in such notice, in which case, the Issuer shall (A) deliver notice at such time containing only the information that it or the Guarantor has knowledge of at such time (if it or the Guarantor has knowledge of any such information at such time), and (B) promptly upon it or the Guarantor obtaining knowledge of any such information not already included in a notice delivered by the Issuer, deliver notice to each Holder containing such information. In each case, the failure by the Issuer to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(ii) Issuances, Distributions, and Dividends and Distributions. If the Guarantor (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Exchange Rate pursuant to Section 7.05(b) hereof; (B) authorizes any distribution that would require an adjustment in the Exchange Rate pursuant to Section 7.05(c) hereof (including any separation of rights from the ADSs described in Section 7.05(h) hereof); or (C) announces any dividend or distribution that would require an adjustment in the Exchange Rate pursuant to Section 7.05(d) hereof, then the Issuer shall deliver to the Holders, as promptly as possible, but in any event at least 10 calendar days prior to the applicable Ex-Dividend Date, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and record date for such issuance, distribution, dividend or distribution, as the case may be. In addition, the Issuer shall deliver to the Holders notice if any of the consideration included in such issuance, distribution, dividend or distribution, or the Ex-Dividend Date or record date of such issuance, distribution, dividend or distribution, as the case may be, changes.

(iii) Tender and Exchange Offers. If the Guarantor announces any tender offer or exchange offer that could require an adjustment in the Exchange Rate pursuant to Section 7.05(e) hereof, the Issuer shall deliver to the Holders on the day it announces such tender offer or exchange offer, and, if the Guarantor is required to file with the Commission a Schedule TO in connection with such tender offer or exchange offer, an additional notice (i) when the Guarantor first files such Schedule TO, which notice shall include the address at which such Schedule TO is available on EDGAR (or any successor thereto), and, (ii) whenever the Guarantor files an amendment to such Schedule TO, which notice shall include the address at which such amendment is available on EDGAR (or any successor thereto).

(iv) Voluntary Increases. If the Issuer increases the Exchange Rate pursuant to Section 7.05(n), the Issuer shall deliver notice to the Holders at least 15 calendar days prior to the date on which such increase will become effective, which notice shall state the date on which such increased will become effective and the amount by which the Exchange Rate will be increased.

(v) Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or the Guarantor, the Issuer shall deliver notice to the Holders at promptly as possible, but in any event at least 10 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date or dates as of which it is expected that holders of Ordinary Shares and/or ADSs, as the case may be, of record shall be entitled to exchange their Ordinary Shares and/or ADSs, as the case may be, for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one Ordinary Share and/or one ADS, as the case may be, is expected to be entitled, or may elect, to receive in such event. The Issuer shall deliver an additional notice to holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one Ordinary Share and/or one ADS, as the case may be, is expected to be entitled to receive in such event, changes.

(vi) Notices After Certain Actions and Events. Whenever an adjustment to the Exchange Rate becomes effective pursuant to this Section 7.05, the Issuer will (i) file with the Trustee an Officer’s Certificate stating that such adjustment has become effective, the Exchange Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holders stating that such adjustment has become effective and the Exchange Rate or exchange privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment

(p) If the Ordinary Shares cease to be represented by American Depositary Shares issued under a depositary receipt program sponsored by the Guarantor, all references in this Indenture to the ADSs shall be deemed to have been replaced by a reference to the number of Ordinary Shares represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares (as adjusted pursuant to this Section 7.05 for any other property represented by the ADSs) and as if the Ordinary Shares and/or other property had been distributed to holders of the ADSs on that day.

Section 7.06 Adjustments to Exchange Rate upon Exchange In Connection With a Make-Whole Fundamental Change or Issuer’s Exchange Option.

(a) General. If a Make-Whole Fundamental Change occurs on or prior to January 19, 2021 and a Holder elects to exchange its Notes “in connection with” such Make-Whole Fundamental Change, the Issuer will, in the circumstances described in this Section 7.06, increase the Exchange Rate applicable to the Notes so surrendered for exchange by a number of Additional Shares as set forth in this Section 7.06. For purposes of this Section 7.06, an exchange of Notes will be deemed to be “in connection with” a Make-Whole Fundamental Change if the Exchange Notice for such Notes is received by the Exchange Agent during the period from, and including, the Effective Date up to, and including, the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date for such Make-Whole Fundamental Change; provided, however, that in the event of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition of Fundamental Change, an exchange of Notes will be deemed to be “in connection with” a Make-Whole Fundamental Change if the Exchange Notice for such Notes is received by the Exchange Agent during the period from, and including, the applicable Effective Date up to, and including, the 35th Business Day immediately following such Effective Date. For the avoidance of doubt, a Holder shall not be deemed to elect to exchange its Notes “in connection with” a Make-Whole Fundamental Change if such Notes are exchanged as a result of an Issuer’s Exchange Option occurring on or after the Effective Date of a Make-Whole Fundamental Change and prior to (x) the 35th Business Day immediately following such Effective Date with respect to a Make-Whole Fundamental Change that did not constitute a Fundamental Change and (y) the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date with respect to all other Make-Whole Fundamental Changes. In addition, the Exchange Rate applicable to Notes subject to an Issuer’s Exchange Option and surrendered for exchange in accordance with Section 7.10 on or prior to January 19, 2021 will be increased by a number of Additional Shares as set forth in this Section 7.06.

(b) Determination of Additional Shares. The number of Additional Shares, if any, by which the Exchange Rate will be increased if a Holder exchanges a Note “in connection with” a Make-Whole Fundamental Change or pursuant to an Issuer’s Exchange Option will be determined by reference to the table below and will be based on the related Effective Date and the applicable ADS Price.

(c) Adjustment of ADS Prices and Additional Shares. The ADS Prices set forth in the column headings of the table below will be adjusted as of any date on which the Exchange Rate of the Notes is otherwise required to be adjusted pursuant to Section 7.05 hereof. The adjusted ADS Prices in the table below will equal the ADS Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate in effect immediately prior to the adjustment giving rise to the adjustment to the ADS Price and the denominator of which is the Exchange Rate in effect immediately after such adjustment. The numbers of Additional Shares set forth in the table below will be adjusted in the same manner, at the same time and on account of the same events for which the Exchange Rate must be adjusted as set forth in Section 7.05 hereof.

(d) Additional Shares Table. The following table sets forth the number of Additional Shares by which the Exchange Rate will be increased for a Make-Whole Fundamental Change and an Issuer’s Exchange Option, as the case may be, having the ADS Price and the Effective Date set forth below:

	ADS Price
	$2.8800	$3.8880	$4.5000	$5.0544	$6.0000	$8.0000	$10.0000	$12.5000	$15.0000	$20.0000
January 25, 2017	90.0208	53.4208	40.6844	32.4549	22.8367	11.8975	6.6000	3.1848	1.3920	0.0000
January 15, 2018	90.0208	49.1152	36.2578	28.1794	19.0483	9.2413	4.8210	2.1496	0.8447	0.0000
January 15, 2019	90.0208	43.3848	30.3778	22.5764	14.2500	6.1563	2.9200	1.1360	0.3407	0.0000
January 15, 2020	90.0208	33.9017	20.9800	14.0175	7.5667	2.6375	1.0980	0.3328	0.0340	0.0000
January 19, 2021	90.0208	11.9290	1.4311	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(e) Use of Additional Shares Table. If the exact ADS Price and/or Effective Date for a Make-Whole Fundamental Change or an Issuer’s Exchange Option are not set forth in the table above, then:

(i) if the ADS Price is between two ADS Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the numbers of Additional Shares set forth in the table for the higher and lower ADS Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the ADS Price is greater than $20.00 per ADS, subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above, no Additional Shares will be added to the Exchange Rate; and

(iii) if the ADS Price is less than $2.88 per ADS, subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above, no Additional Shares will be added to the Exchange Rate.

Notwithstanding the foregoing, in no event will the Exchange Rate, as increased pursuant to this Section 7.06 by the number of Additional Shares, exceed 347.2224 ADSs per $1,000 principal amount of Notes, subject to adjustments in the same manner, at the same time and on account of the same events for which the Exchange Rate is required to be adjusted as set forth in Section 7.05 hereof.

(f) Settlement of Exchanges “In Connection With” a Make-Whole Fundamental Change or Pursuant to an Issuer’s Exchange Option. If a Holder exchanges a Note “in connection with” a Make-Whole Fundamental Change or Notes are exchanged pursuant to an Issuer’s Exchange Option, the Issuer will settle the exchange in accordance with Section 7.03 hereof (after giving effect to any increase in the Exchange Rate required by this Section 7.06); provided, however, that notwithstanding anything to the contrary in Section 7.03 hereof, if a Holder exchanges a Note “in connection with” a Make-Whole Fundamental Change and such Make-Whole Fundamental Change is a Cash Merger, the Issuer will satisfy its Exchange Obligation with respect to such Note by paying to the exchanging Holder, on the third Business Day immediately following the applicable Exchange Date, in lieu of ADSs and cash for fractional shares that it would otherwise be obligated to deliver to such Holder pursuant to Section 7.03, an amount of cash equal to the product of (i) the Exchange Rate in effect on the applicable Exchange Date (including any adjustment that the Issuer is required to make pursuant to this Section 7.06) and (ii) the ADS Price for such Make-Whole Fundamental Change. For any Make-Whole Fundamental Change, the Issuer shall notify Holders on the related Effective Date and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

Section 7.07 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) In General. If any of the following events occur:

(i) any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination or change in par value);

(ii) any consolidation, merger, scheme of arrangement or offer or combination involving the Guarantor;

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Guarantor and its Subsidiaries substantially as an entirety; or

(iv) any statutory share exchange;

and, in each case, as a result of such event, the ADSs would be exchanged into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (each such event, a “Merger Event,” such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property,” and the amount and kind of Reference Property that a holder of one ADS is entitled to receive in such Merger Event, or if such Merger Event causes the ADSs to be exchanged into, or exchange for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the weighted per-ADS average of the types and amounts of consideration received by the holders of ADSs that affirmatively make such an election, a “Unit of Reference Property”), then at and after the effective time of a Merger Event, the right to exchange each $1,000 principal amount of Notes based on a number of ADSs equal to the Exchange Rate will be changed into the right to exchange such principal amount of Notes based on a number of Units of Reference Property equal to the Exchange Rate. In particular, prior to the effective date of the Merger Event, the Issuer or the successor or purchasing Person, as the case may be, will execute with the Trustee a supplemental indenture pursuant to Section 14.02 hereof that will not adversely affect the rights of any Holder and that will provide that, at and after the effective time of the Merger Event:

(A) Reserved;

(B) any amount of cash that the Issuer would otherwise be required to pay pursuant to Section 7.03 as part of the Exchange Obligation with respect to a Note will continue to be payable in cash;

(C) any number of ADSs that the Issuer would otherwise be required to deliver pursuant to Sections 7.03, 7.05 and 7.06 hereof as part the Exchange Obligation with respect to a Note will instead be deliverable in Units of Reference Property;

(D) the Daily VWAP and the Last Reported Sale Price will be calculated based on the value of a Unit of Reference Property; and

(E) the Exchange Rate shall be subject to adjustments that the Board of Directors determines are as nearly equivalent as possible to the adjustments provided for in Article 7 hereof.

(b) If, for any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(c) Notices. If the Issuer, the Guarantor or any successor or purchasing Person or other Person executes a supplemental indenture pursuant to Section 7.07(a) hereof and Article 10 hereof, as applicable, then the Issuer or such successor or purchasing Person or other Person, as applicable, shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will comprise a Unit of Reference Property after the applicable Merger Event, any adjustment to be made with respect thereto and that all relevant conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. If, at the time such a supplemental indenture is executed, the Issuer cannot calculate the composition of a Unit of Reference Property because it is subject to a shareholder election, the Issuer may deliver notice of the kind or amount of cash, securities or property or assets that will comprise a Unit of Reference Property after the Merger Event as promptly as practicable after it is able to make such calculation. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d) Neither the Issuer nor the Guarantor shall become a party to any Merger Event unless its terms are consistent with the foregoing.

(e) The above provisions of this Section 7.07 shall similarly apply to successive Merger Events.

Section 7.08 No Responsibility of Trustee. The Trustee and the Exchange Agent will not have any duty or responsibility to any Holder to determine whether any facts exist that require an adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. Neither the Trustee nor the Exchange Agent will be responsible for any failure of the Issuer to deliver any number of ADSs (and cash for fractional shares of ADS) upon the surrender of any Notes for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article 7. Without limiting the generality of the foregoing, neither the Trustee nor the Exchange Agent will be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 7.07 hereof, including with respect to the calculation of the number of Units of Reference Property receivable by Holders upon the exchange of their Notes after any Merger Event, and each, subject to the provisions of Article 11 in the case of the Trustee, may accept as conclusive evidence of the correctness of any such provisions, and will be protected in relying upon, the Officer’s Certificate (which the Issuer will be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 7.09 Reserved.

Section 7.10 Issuer’s Exchange Option

(a) The Issuer may elect at its option to cause all or any portion of the Notes to be mandatorily exchanged in whole or in part (an “Issuer’s Exchange Option”) at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, if the Daily VWAP equals or exceeds 130% of the Exchange Price then in effect for at least 20 VWAP Trading Days in any 30 consecutive VWAP Trading Day period (any such period, an “Optional Exchange Trigger Period”) in accordance with this Section 7.10. For the avoidance of doubt, the Issuer may exercise its right to cause more than one Issuer’s Exchange Option during the term of the Indenture so long as it complies with the other requirements of this Section 7.10.

(b) Notwithstanding the foregoing, the Issuer may only exercise its Issuer’s Exchange Option pursuant to Section 7.10(a) if, as evidenced by an Officer’s Certificate, all of the conditions listed below (the “Equity Conditions”) are satisfied on each day during the period (x) commencing on the date an Optional Exchange Notice is mailed to Holders and (y) ending on the Optional Exchange Date (the “Equity Conditions Measuring Period”). The Equity Conditions are as follows:

(i) either (1) all ADSs issuable upon exchange of the Notes and held by a non-Affiliate of the Issuer shall be eligible for sale without the need for registration under any applicable federal or state securities laws or (2) a shelf registration statement registering the resale of the ADSs issuable upon exchange of the Notes for which the beneficial holders of the Notes have timely delivered a completed Notice and Questionnaire (and other information that may be required to be delivered to the Guarantor) to the Guarantor in accordance with Section 7.10(k) (the “Shelf Registration Statement”) has been filed by the Issuer and been declared effective by the SEC or is automatically effective and is available for use, and the Issuer expects such shelf registration statement to remain effective and available for use from the Optional Exchange Date until thirty (30) days following the Optional Exchange Date;

(ii) during the Equity Conditions Measuring Period, the ADSs are listed or traded on The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or The New York Stock Exchange, or any of their respective successors (each, an “Eligible Market”) and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two Trading Days and occurring prior to the applicable date of determination due to business announcements by the Guarantor) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market;

(iii) prior to the date of mailing of an Optional Exchange Notice, to the extent any Notes have been delivered to the Issuer for exchange in accordance with the terms of the Notes, the Issuer shall have delivered ADSs upon exchange of the Notes to the Holders in accordance with Section 7.03;

(iv) any applicable ADSs to be issued upon exchange may be issued in full without violating the rules or regulations of The NASDAQ Global Market or any other applicable Eligible Market on which the ADSs delivered upon exchange is then listed or trading; and

(v) no Event of Default shall have occurred and be continuing.

(c) In order to exercise the Issuer’s Exchange Option pursuant to Section 7.10(a), the Issuer or, at the written request and expense of the Issuer, the Trustee on behalf of the Issuer, shall mail or cause to be delivered to each Holder subject to such Issuer’s Exchange Option a notice (an “Optional Exchange Notice”) of an exercise of the Issuer’s Exchange Option within five Business Days after the end of the applicable Optional Exchange Trigger Period (the date such Optional Exchange Notice is sent to the Holders in the manner herein provided, the “Optional Exchange Notice Date”). The Issuer will select the date on which the Notes will be exchanged pursuant to the Issuer’s Exchange Option, which shall be not more than 30 Trading Days but not less than 10 Trading Days after the Optional Exchange Notice Date (such date, the “Optional Exchange Date”). If the Issuer gives such Optional Exchange Notice, it shall also deliver a copy of such Optional Exchange Notice to the Trustee. If such Optional Exchange Notice is to be given by the Trustee, the Issuer shall prepare and provide the form and content of such Optional Exchange Notice to the Trustee. With respect to Physical Notes, such delivery shall be by first class mail, and with respect to Global Notes, such delivery shall be pursuant to the Applicable Procedures of the Depositary. The Optional Exchange Notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not any Holder receives such Optional Exchange Notice.

(d) If the Issuer elects to exercise an Issuer’s Exchange Option on or prior to the close of business on January 19, 2021, the Issuer shall increase the Exchange Rate for the Notes so exchanged by the number of Additional Shares determined in accordance with Sections 7.06.

(e) The press release and each Optional Exchange Notice shall state:

(i) the Optional Exchange Notice Date;

(ii) the Optional Exchange Trigger Period;

(iii) the aggregate Principal Amount of Notes to be exchanged;

(iv) the CUSIP or similar number or numbers of the Notes being exchanged;

(v) the Optional Exchange Date;

(vi) the Exchange Rate then in effect and, if any, the number of Additional Shares by which the Exchange Rate of the exchanged Notes shall be increased;

(vii) that on and after the Optional Exchange Date interest on the Notes to be exchanged will cease to accrue; and

(viii) the name and address of each Paying Agent and Exchange Agent and the place or places where such Notes are to be surrendered for exchange.

If fewer than all of the Notes are to be exchanged, the Optional Exchange Notice shall identify the Notes to be exchanged (including the certificate number or numbers, if any). In case any Note is to be exchanged in part only, the Optional Exchange Notice shall state the portion of the principal amount thereof to be exchanged and shall state that, on and after the Optional Exchange Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unexchanged portion thereof will be issued.

(f) If the Issuer opts to exchange less than all of the outstanding Notes, the Trustee shall select the Notes to be exchanged (such that the principal amount of a Holder’s Note not to be exchanged equals $200,000 or an integral multiple of $1,000 in excess thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate, in all cases in accordance with the Applicable Procedures. If any Note selected for partial exchange pursuant to an Issuer’s Exchange Option is submitted for voluntary exchange to be given effect pursuant to Section 7.02(g), the portion of such Note submitted for voluntary exchange shall be deemed (so far as may be possible) to be from the portion selected for the Issuer’s Exchange Option (with any remaining portion being voluntarily exchanged pursuant to Section 7.02 hereof); provided, however, for the avoidance of doubt, that the Exchange Rate of any such Note submitted for a voluntary exchange but that is so deemed to be from the portion selected for Issuer’s Exchange Option will not be increased by Additional Shares, and such portion will otherwise be voluntarily converted pursuant to Section 7.02 hereof.

(g) Each Holder of a Note, by the Holder’s acceptance thereof, agrees to take the following actions prior to the Optional Exchange Date in respect of the portion of its Notes subject to an Issuer’s Exchange Option: (i) if a Physical Note, surrendering the exchanged Physical Note, or portion thereof, to the Exchange Agent (or in respect of a Global Note, taking any actions required for the surrender of a beneficial interest in such Note pursuant to the Applicable Procedures), (ii) furnishing appropriate endorsements and transfer documents if required by the Registrar or the Exchange Agent, (iii) paying any transfer or other tax, if required by Section 7.02(e), and (iv) if the Note is a Global Note, completing and delivering to the Depositary any required instructions pursuant to the Applicable Procedures. In the event that a Holder does not take any of the actions set forth in the immediately preceding sentence prior to the Optional Exchange Date, each Holder of a Note, by the Holder’s acceptance thereof, authorizes and directs the Issuer and/or the Guarantor to take any action on the Holder’s behalf to effect the Issuer’s Exchange Option and appoints the Issuer and the Guarantor such Holder’s attorneys-in-fact for any and all such purposes.

Upon presentation of any Note exchanged in part only, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unexchanged portion of the Note or Notes so presented (subject to the Applicable Procedures in the case of Global Notes).

(h) Upon the Optional Exchange Date, interest on the Notes or portion of Notes so called for Issuer’s Exchange Option shall cease to accrue, no payment or adjustment will be made upon exchange of Notes for accrued and unpaid interest and, except as provided in Section 9.08, such Notes shall cease to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the ADS and cash, if any, to which they are entitled pursuant to this Section 7.10; provided that, if the Optional Exchange Date occurs during the period after the Close of Business on any Regular Record Date and before the Close of Business on the related Interest Payment Date, interest will be payable on such Interest Payment Date to the Holders in whose names the Notes are registered at the Close of Business on the relevant Regular Record Date.

(i) During the period beginning on the Optional Exchange Notice Date and ending on the date immediately following the Optional Exchange Date, the Issuer shall not publicly offer to sell any ADS or securities convertible into or exchangeable for ADS (other than ADS and Ordinary Shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing prior to the Optional Exchange Notice Date or pursuant to then outstanding options, warrants or rights), or publicly offer to sell or grant options, rights or warrants with respect to any ADS or securities convertible into or exchangeable for ADS (other than the grant of options pursuant to option plans existing prior to the Optional Exchange Notice Date).

(j) If any of the provisions of this Section 7.10 are inconsistent with applicable law at the time of such Issuer’s Exchange Option, such law shall govern.

(k) In the event that the Guarantor intends to file a Shelf Registration Statement described in Section 7.10(b)(i)(2), the Guarantor shall deliver to the Trustee and the Holders notice of the anticipated filing date of the Shelf Registration Statement at least 15 Business Days prior to such anticipated filing date. Each beneficial holder of the Notes, in order to be named in the Shelf Registration Statement at the time of its initial effectiveness, will be required to deliver a Notice and Questionnaire to the Guarantor at least 8 Business Days prior to the anticipated filing date of the Shelf Registration Statement as set forth in the notice described in the immediately preceding sentence. If a beneficial holder of the Notes does not timely complete and deliver a Notice and Questionnaire or provide the other information the Guarantor may reasonably request in writing, that beneficial holder will not be named as a selling securityholder in the prospectus included in the Shelf Registration Statement and will not be permitted to sell ADSs received pursuant to Section 7.01 hereof under the Shelf Registration Statement. From and after the effective date of the Shelf Registration Statement until 10 calendar days after the effective date of the Shelf Registration Statement, the Guarantor shall use its commercially reasonable efforts, as promptly as is practicable after the date a Notice and Questionnaire is delivered to the Guarantor, (i) if required by applicable law, to file with the Commission a post-effective amendment to the Shelf Registration Statement or to prepare and, if permitted or required by applicable law, to file a supplement to the prospectus included in the Shelf Registration Statement or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the beneficial holder of the Notes delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related prospectus, and so that such beneficial holder is permitted to deliver such prospectus to purchasers of the ADS received pursuant to Section 7.01 hereof in accordance with applicable law (provided that the Guarantor shall not be required to file more than two supplements or post-effective amendments) and, if the Guarantor shall file a post-effective amendment to the Shelf Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; (ii) provide such beneficial holder, upon request, copies of any documents filed pursuant to Section 7.10(k)(i) hereof; and (iii) notify such beneficial holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 7.10(k)(i) hereof; provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Guarantor shall so inform the beneficial holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period. Notwithstanding anything contained herein to the contrary, the Guarantor shall be under no obligation to name any beneficial holder of notes that has not delivered a Notice and Questionnaire to the Guarantor as a selling securityholder in the Shelf Registration Statement or related prospectus. The Guarantor may require each beneficial holder of Notes, the underlying ADS of which is to be permitted to be sold pursuant to the Shelf

Registration Statement, to furnish to the Guarantor such information regarding the beneficial holder and the distribution of such ADS as the Guarantor may from time to time reasonably require for inclusion in the Shelf Registration Statement. The Guarantor may exclude from the Shelf Registration Statement such ADS of any beneficial holder of Notes that unreasonably fails to furnish such information within a reasonable time after receiving such request. In the event that the Shelf Registration Statement becomes effective or is declared effective by the Commission, as the case may be, and the Issuer exercises the Issuer’s Exchange Option, the Guarantor shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the prospectus forming part thereof to be usable by the selling securityholders named therein for a period (the “Shelf Registration Period”) beginning from the Optional Exchange Date and ending on the 30th calendar day thereafter. The Guarantor shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in the selling securityholders named in the Shelf Registration Statement not being able to offer and sell ADSs received pursuant to Section 7.01 hereof unless such action is permitted by Section 7.01(l) hereof. The Shelf Registration Period shall be extended by the number of days in any Deferral Period (provided that no such extension shall be required to extend beyond the Resale Restriction Termination Date).

(l) Upon the occurrence or existence of any pending corporate development, public filings with the Commission or any other material event that, in the reasonable judgment of the Guarantor, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related prospectus, the Guarantor shall give notice (without notice of the nature or details of such events) to the Trustee and the Holders that the availability of the Shelf Registration Statement is suspended and, upon the Holders’ receipt of any such notice, each beneficial holder will be deemed to agree: (i) not to sell any ADS pursuant to the Shelf Registration Statement until such beneficial holder receives copies of the supplemented or amended prospectus, or until it is advised in writing by the Guarantor that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus; and (ii) to hold such notice in confidence (any such period, a “Deferral Period”).

ARTICLE 8.

PURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE AND ON AN OPTIONAL PUT

REPURCHASE DATE

Section 8.01 Fundamental Change Permits Holders to Require the Issuer to Repurchase the Notes.

(a) General. If a Fundamental Change occurs at any time, then each Holder will have the right, at such Holder’s option, to require the Issuer to repurchase for cash, at the Fundamental Change Repurchase Price, (i) all of such Holder’s Notes or (ii) any portion of such Holder’s Notes, which must be a principal amount such that the principal amount of the Notes not so repurchased equals $200,000 or an integral multiple of $1,000 in excess thereof.

(b) Fundamental Change Repurchase Price. The “Fundamental Change Repurchase Price” means, for any Notes to be repurchased on a Fundamental Change Repurchase Date, a price equal to 100% of the principal amount of such Notes to be repurchased, plus accrued and unpaid interest to, but excluding, such Fundamental Change Repurchase Date; provided, however, that if a Fundamental Change Repurchase Date occurs after a Regular Record Date, but on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Issuer will instead pay the full amount of accrued and unpaid interest to the Holder of record on such Regular Record Date and the Fundamental Change Repurchase Price will be equal to 100% of the principal amount of the Notes to be repurchased.

(c) Fundamental Change Repurchase Date. The “Fundamental Change Repurchase Date” means, for any Fundamental Change, the date specified by the Issuer in the Fundamental Change Notice for such Fundamental Change, which date will be not less than 20 Business Days, nor more than 35 Business Days, following the Fundamental Change Notice Date for such Fundamental Change.

Section 8.02 Fundamental Change Notice.

(a) General. On or before the 20th calendar day after the occurrence of a Fundamental Change, the Issuer will deliver to each Holder, the Trustee and the Paying Agent a notice of the occurrence of such Fundamental Change and of the resulting repurchase right (the “Fundamental Change Notice,” and the date of such delivery, the “Fundamental Change Notice Date”). Simultaneously with delivering any Fundamental Change Notice, the Issuer will publish notice in a newspaper of general circulation in The City of New York, New York on the Issuer’s website, or through such other public medium as the Issuer may use at that time, which notice will contain the same information as such Fundamental Change Notice.

For any Fundamental Change, the Fundamental Change Notice shall state:

(i) the events causing such Fundamental Change and whether such transaction is also a Make-Whole Fundamental Change;

(ii) the date of such Fundamental Change;

(iii) the last date on which a Holder may exercise its right to require the Issuer to repurchase its Notes as a result of such Fundamental Change under this Article 8;

(iv) the Fundamental Change Repurchase Price for each $1,000 principal amount of Notes for such Fundamental Change;

(v) the Fundamental Change Repurchase Date for such Fundamental Change;

(vi) the name and address of the Paying Agent and, if applicable, the Exchange Agent;

(vii) if applicable, the Exchange Rate and any adjustments to the Exchange Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if such Holder withdraws such Fundamental Change Repurchase Notice in accordance with the terms of this Indenture or to the extent that a portion of such Notes is not subject to such Fundamental Change Repurchase Notice; and

(ix) the procedures that a Holder must follow to require the Issuer to repurchase a Note.

(b) Failure or Defect. Notwithstanding anything to the contrary contained elsewhere in this Indenture, neither the failure of the Issuer to deliver a Fundamental Change Notice nor a defect in a Fundamental Change Notice delivered by the Issuer will limit the repurchase rights of any Holder under this Article 8 or impair or otherwise affect the validity of any proceedings relating to the repurchase of any Note pursuant to this Article 8.

Section 8.03 Repurchase at Option of Holders on the Repurchase Date.

(a) On January 19, 2022 (the “Repurchase Date”), each Holder shall have the right, at such Holder’s option (the “Optional Put”), to require the Issuer to repurchase for cash all of such Holder’s Notes, or any portion thereof so long as the principal amount of such Holder’s Notes not submitted for repurchase equals $200,000 or an integral multiple of $1,000 in excess thereof, at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including any Additional Interest, if any) to, but excluding, the Repurchase Date (the “Repurchase Price”), unless the Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Issuer shall instead pay the full amount of accrued and unpaid interest to Holders as of such Regular Record Date, and the Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 8.

(b) Repurchases of Notes under this Section 8.03 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Optional Put Notice”) in the form set forth Section 2.03, if the Notes are Physical Notes, or in compliance with the Depositary’s Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case at any time from the Open of Business on the date that is 20 Business Days prior to the Repurchase Date until the Close of Business on the Business Day immediately preceding the Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Optional Put Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Optional Put Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be an amount such that the principal amount of Notes not so repurchased equals $200,000 or an integral multiple of $1,000 in excess thereof; and

(iii) that the Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Optional Put Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Optional Put Notice contemplated by this Section 8.03 shall have the right to withdraw, in whole or in part, such Optional Put Notice at any time prior to the Close of Business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 8.04. The notice of withdrawal shall state:

(i) the principal amount of Notes to be withdrawn, which must be such that the principal amount not to be repurchased equals $200,000 or an integral multiple of $1,000 in excess thereof;

(ii) in the case of Physical Notes, the certificate numbers of the withdrawn Notes; and

(iii) the principal amount of Notes, if any, which remains subject to the Optional Put Notice.

If the Notes to be withdrawn are Global Notes, a Holder must deliver its notice of withdrawal in compliance with the Applicable Procedures.

(c) On or before the 20th Business Day prior to the Repurchase Date, the Issuer shall give notice (the “Optional Put Company Notice”) to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) at the applicable address shown in the Register of the Registrar of the Repurchase Date and the repurchase right at the option of the Holders arising as a result thereof. Such Optional Put Company Notice shall be by first class mail or, in the case of Global Notes, in accordance with the Applicable Procedures of the Depositary. Simultaneously with providing such Optional Put Company Notice, the Issuer shall publish a notice containing the information set forth in the Optional Put Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Issuer’s website or through such other public medium as the Issuer may use at that time. Each Optional Put Company Notice shall specify:

(i) that Holders have the right to require the Issuer to purchase all or any portion of their Notes pursuant to this Section 8.03;

(ii) the Repurchase Date;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 8;

(iv) the Repurchase Price;

(v) the name and address of the Paying Agent;

(vi) if applicable, that the Notes with respect to which an Optional Put Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Optional Put Notice in accordance with the terms of this Indenture; and

(vii) the procedures that Holders must follow to require the Issuer to repurchase their Notes.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 8.03.

At the Issuer’s written request, the Trustee on behalf of the Issuer shall give such Optional Put Company Notice in the Issuer’s name and at the Issuer’s expense; provided, however, that, in all cases, the text of such Optional Put Company Notice shall be prepared by the Issuer. Neither the Trustee nor the Paying Agent shall be responsible for determining if the Repurchase Date is forthcoming or has occurred or for delivering an Optional Put Company Notice to Holders.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Issuer on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Optional Put Notice with respect thereto shall be deemed to have been withdrawn.

Section 8.04 Reserved.

Section 8.05 Fundamental Change Repurchase Notice.

(a) General. To exercise its repurchase rights under Section 8.01(a) hereof with respect to any Fundamental Change, a Holder must deliver to the Paying Agent, by the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date:

(i) a duly completed “Form of Fundamental Change Repurchase Notice” in the form of Attachment 2 of the Notes that such Holder is tendering for repurchase (a “Fundamental Change Repurchase Notice”) if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes; and

(ii) the Notes that such Holder is tendering for repurchase, (A) by book-entry transfer if such Notes are Global Notes, or (B) by physical delivery, if such Notes are Physical Notes, in each case, together with any endorsements or other documents reasonably requested by the Paying Agent.

(b) Contents of Fundamental Change Repurchase Notice. The Fundamental Change Repurchase Notice for any Note must state:

(i) if such Note is to be repurchased in part, the principal amount of such Note to be repurchased, which results in the principal amount of the Notes not so repurchased to equal $200,000 or an integral multiple of $1,000 in excess thereof;

(ii) that such Note will be repurchased by the Issuer pursuant to the provisions of this Article 8; and

(iii) if such Note to be repurchased is a Physical Note, the certificate number of such Note.

If the Notes to be repurchased are Global Notes, the Fundamental Change Repurchase Notice for such Notes must comply with the Applicable Procedures.

(c) Notices to Company. If any Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice with respect to any Note or any portion of a Note, the Paying Agent will promptly deliver to the Issuer a copy of such Fundamental Change Repurchase Notice.

(d) Effect of Improper Notice. Unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Repurchase Notice with respect to a Note, together with such Note, in a form that conforms with the description contained in such Fundamental Change Repurchase Notice, the Holder submitting the Notes will not be entitled to receive the Fundamental Change Repurchase Price for such Note.

Section 8.06 Withdrawal of Fundamental Change Repurchase Notice or Optional Put Notice.

(a) General. If a Holder delivers a Fundamental Change Repurchase Notice or Optional Put Notice with respect to any Note, such Holder may withdraw such Fundamental Change Repurchase Notice or Optional Put Notice by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date or Repurchase Date, as applicable. Any such withdrawal notice must state:

(i) the principal amount of the Notes to be withdrawn;

(ii) the principal amount of the Notes that remains subject to the original Fundamental Change Repurchase Notice or Optional Put Notice, as applicable; and

(iii) if the Notes with respect to which such Fundamental Change Repurchase Notice or Optional Put Notice pertained were Physical Notes, the certificate numbers of the Notes to be withdrawn and the Notes that will remain subject to the Fundamental Change Repurchase Notice or Optional Put Notice, as applicable.

If the Notes to be withdrawn are Global Notes, a Holder must deliver its notice of withdrawal in compliance with the Applicable Procedures.

(b) Return of Note. Upon receipt of a validly delivered withdrawal notice, the Paying Agent will promptly (i) if such notice pertains to a Physical Note or a portion of a Physical Note, return such Note or portion of a Note to such Holder, in the amount specified in such withdrawal notice; and, (ii) if such notice pertains to a beneficial interest in a Global Note, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such beneficial interest, in the amount specified in such withdrawal notice.

(c) Notice to Company. If any Holder validly delivers to the Paying Agent a notice of withdrawal with respect to a Note or any portion of a Note, the Paying Agent will promptly deliver to the Issuer a copy of such notice of withdrawal.

Section 8.07 Effect of Fundamental Change Repurchase Notice or Optional Put Notice.

(a) General. If a Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice or Optional Put Notice (together with all necessary endorsements) with respect to any Note or any portion of any Note, such Holder may no longer exchange such Note or portion of a Note, as the case may be, unless and until such Holder validly withdraws such Fundamental Change Repurchase Notice or Optional Put Notice, as applicable, in accordance with Section 8.06 hereof.

(b) Timing of Payment. Upon the Paying Agent’s receipt of (i) a valid Fundamental Change Repurchase Notice or Optional Put Notice (together with all necessary endorsements) and (ii) the Notes to which such Fundamental Change Repurchase Notice or Optional Put Notice, as applicable, pertains, the Holder of the Notes to which such Fundamental Change Repurchase Notice or Optional Put Notice, as applicable, pertains will be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Repurchase Notice or Optional Put Notice in accordance with Section 8.06 hereof, to receive the Fundamental Change Repurchase Price or Repurchase Price with respect to such Notes on the later of (i) the Fundamental Change Repurchase Date or Repurchase Date and (ii)(A) if such Notes are Physical Notes, the date of delivery of such Notes to the Paying Agent, or (B) if such Notes are Global Notes, the date of book-entry transfer of such Notes to the Paying Agent, or, if such later date is not a Business Day, the Business Day immediately following such later date.

(c) Effect of Deposit. If, by 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date for any Fundamental Change, the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price or Repurchase Price for every Note subject to a Fundamental Change Repurchase Notice or Optional Put Notice, as applicable, validly delivered in accordance with Section 8.05 hereof and not validly withdrawn in accordance with Section 8.06 hereof, then, at the Close of Business on the Fundamental Change Repurchase Date or Repurchase Date, as applicable:

(i) the Notes to be repurchased will cease to be outstanding and interest will cease to accrue on such Notes (whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent); and

(ii) all other rights of the Holders with respect to such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price or Repurchase Price, as applicable, and previously accrued and unpaid interest, including Additional Interest, if any, upon delivery or transfer of the Notes).

Section 8.08 Notes Repurchased in Whole or in Part. If any Physical Note is to be repurchased only in part, the Holder must surrender such Note at the office of the Paying Agent (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder of such Note or such Holder’s attorney-in-fact duly authorized in writing), whereupon the Issuer will execute, in accordance with Section 3.04, and the Trustee will authenticate, in accordance with Section 3.04, and deliver to the surrendering Holder, without a service charge, a new Note or Notes of any authorized denomination or denominations requested by such Holder in aggregate principal amount equal to the portion of the principal amount of the Note so surrendered which is not repurchased. If any Global Note is repurchased in part, the Issuer will instruct the Note Registrar to decrease the principal amount of such Global Note by the principal amount repurchased. Any Notes that are repurchased or owned by the Issuer, whether or not in connection with a Fundamental Change or with exercise of an Optional Put, will be submitted to the Trustee for cancellation and will be duly retired by the Issuer.

Section 8.09 Covenant to Comply with Securities Laws upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice or Optional Put Notice under this Article 8, the Guarantor will, to the extent applicable, (i) comply with Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other required schedule under the Exchange Act, and (iii) otherwise comply with any applicable United States federal and state securities laws applicable to it in connection with such repurchase offer so as to permit Holders to exercise their rights and obligations under Section 8.01 hereof in the time and in the manner specified in Sections 8.01 and 8.03 hereof.

Section 8.10 Deposit Fundamental Change Repurchase Price or Repurchase Price. By 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date or Repurchase Date, as applicable, the Issuer will deposit with the Trustee or with the Paying Agent (or, if the Issuer or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, will segregate and hold in trust as provided in Section 11.06) an amount of immediately available funds sufficient to pay the Fundamental Change Repurchase Price or Repurchase Price of all the Notes or portions thereof that the Issuer is required to repurchase on such Fundamental Change Repurchase Date or Repurchase Date.

Section 8.11 Covenant Not to Repurchase Notes upon Certain Events of Default.

(a) General. Notwithstanding anything to the contrary in this Article 8, no Notes may be repurchased at the option of Holders upon a Fundamental Change or upon exercise of an Optional Put if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Issuer that would be cured by the Issuer’s payment of the Fundamental Change Repurchase Price or Repurchase Price, as applicable, with respect to such Notes).

(b) Deemed Withdrawals. If, on any Fundamental Change Repurchase Date or Repurchase Date, (i) a Fundamental Change Repurchase Notice or Optional Put Notice for a Note has been validly tendered in accordance with Section 8.05 hereof and has not been validly withdrawn in accordance with Section 8.05 hereof, and (ii) pursuant to this Section 8.11, the Issuer is not permitted to purchase Notes, the Paying Agent will deem such Fundamental Change Repurchase Notice or Optional Put Notice withdrawn.

(c) Return of Notes. If a Holder tenders a Note for purchase pursuant to this Article 8 and, on the Fundamental Change Repurchase Date or Repurchase Date, pursuant to this Section 8.11, the Issuer is not permitted to purchase such Note, the Paying Agent will (i) if such Note is a Physical Note, return such Note to such Holder, and (ii) if such Note is a Global Note, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

ARTICLE 9.

EVENTS OF DEFAULT; REMEDIES

Section 9.01 Events of Default.

(a) General. Each of the following is an “Event of Default” with respect to the Notes:

(i) the Issuer shall fail to pay an installment of interest, if any, on any of the Notes, which failure continues for 30 days after the date when due;

(ii) the Issuer shall fail to pay when due the principal of any Note when the same becomes due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(iii) the Issuer shall fail to deliver when due any part of the Exchange Obligation with respect to any Note in accordance with Article 7 hereof and such failure continues for five Business Days;

(iv) the Issuer shall fail to comply with its notice obligations under Section 8.02(a) or Section 7.06(f) of this Indenture;

(v) the Issuer or the Guarantor shall fail to comply with its respective obligations under Article 10 of this Indenture;

(vi) the Issuer shall fail to perform or observe (or obtain a waiver with respect to) any term, covenant or agreement contained in the Notes or this Indenture and not otherwise explicitly provided for in this Section 9.01(a) for a period of 60 days after receipt by the Issuer of notice of such failure from the Trustee or by the Issuer and the Trustee from the Holders of at least 25% of the aggregate principal amount of then outstanding Notes;

(vii) the Issuer, the Guarantor or any Subsidiary of the Guarantor that is a Significant Subsidiary shall be in default with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25.0 million (or its foreign currency equivalent at the time) in the aggregate of the Issuer, the Guarantor and/or any Subsidiary of the Guarantor that is a Significant Subsidiary at any one time outstanding, whether such indebtedness exists as of the date hereof or shall thereafter be created (x) resulting in such indebtedness becoming or being declared due and payable or (y) constituting a failure to pay the principal of or interest on any such indebtedness when due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(viii) the Issuer, the Guarantor or any of the Guarantor’s Subsidiaries that are Significant Subsidiaries, pursuant to or within the meaning of the Bankruptcy Law:

(A) commences as a debtor a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a receiver of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief;

(F) consents to the filing of such a petition or the appointment of or taking possession by a receiver; or

(G) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) grants relief against the Issuer, the Guarantor or any of their respective subsidiaries in an involuntary case or proceeding or adjudicates the Issuer, the Guarantor or any of their respective Subsidiaries insolvent or bankrupt;

(2) appoints a receiver of the Issuer, the Guarantor or any of their respective Subsidiaries for all or substantially all of the property of the Issuer, the Guarantor or any of their respective Subsidiaries; or

(3) orders the winding up or liquidation of the Issuer, the Guarantor or any of their respective Subsidiaries;

and, in each case, the order or decree remains unstayed and in effect for 90 consecutive days; or.

(ix) the Guarantee ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or the Guarantor denies or disaffirms its obligations under this Indenture or the Guarantee.

(b) Cause Irrelevant. Each of the events enumerated in Section 9.01(a) hereof will constitute an Event of Default whatever the cause and regardless of whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(c) Notice of Default or Event of Default. The Issuer shall deliver to the Trustee, as soon as possible and in any event within 15 Business Days after the Issuer becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default and the action which the Issuer proposes to take with respect thereto.

(d) Waiver of Events of Default. Notwithstanding Section 9.01(a)(vii) or Section 9.02, in the event of any Event of Default specified in Section 9.01(a)(vii), such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded, automatically and without any actions by the Holders, if within 20 days after such Event of Default arose:

(i) the indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(ii) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(iii) if the Default that is the basis for such Event of Default has been cured.

Section 9.02 Acceleration.

(a) Automatic Acceleration in Certain Circumstances. If an Event of Default specified in Section 9.01(a)(viii) hereof occurs with respect to the Issuer, the principal amount of and accrued and unpaid interest, if any, on all of the then outstanding Notes will immediately become due and payable without any further action or notice by any party.

(b) Optional Acceleration. If any other Event of Default occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of then outstanding Notes by notice to the Issuer and the Trustee, may declare the principal amount of and accrued and unpaid interest, if any, on all the outstanding Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

(c) Rescission of Events of Default and/or Acceleration. Notwithstanding anything to the contrary in this Indenture, the Holders of a majority in principal amount of then outstanding Notes may waive all past Events of Default (except with respect to nonpayment of principal (including the Fundamental Change Repurchase Price and Repurchase Price) or interest or with respect to the Issuer’s failure to deliver the Exchange Obligation as required under Article 7 hereof) and rescind any such acceleration with respect to the Notes and its consequences hereunder by delivering notice to the Trustee if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (iii) all payments due under this Indenture to the Trustee have been made.

Section 9.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal of, accrued and unpaid interest on, or the Fundamental Change Repurchase Price or Repurchase Price for, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 9.04 Sole Remedy for Failure to Report.

(a) General. Notwithstanding anything to the contrary in the Notes or in this Indenture, to the extent the Issuer elects, the sole remedy for an Event of Default relating to the Guarantor’s failure to comply with its reporting obligations under Section 4.10 (any such Event of Default, a “Reporting Default”) will, for the first 360 days after the occurrence of such Reporting Default, consist exclusively of the right to receive additional interest on the Notes (“Additional Interest”) at a rate equal to (x) 0.25% per annum of the principal amount of then outstanding Notes for each day during the first 180 days after the occurrence of such Reporting Default and (y) 0.50% per annum on the principal amount of then outstanding Notes from the 181st day until the 360th day following the occurrence of such Reporting Default during which Reporting Default is continuing.

If the Issuer so elects, such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes and will be separate and distinct from, and in addition to, any Additional Interest that may accrue pursuant to Section 4.07.

(b) Company Election. In order to elect to pay the Additional Interest as the sole remedy during the first 360 days after the occurrence of a Reporting Default in accordance with Section 9.04(a) hereof, the Issuer must notify all Holders, the Trustee and the Paying Agent in writing of such election prior to the beginning of such 360-day period.

(c) Limitation on Remedy.

(i) On the 361st day after the occurrence of such Reporting Default (if such Reporting Default is not cured or waived prior to such 361st day), the Notes will immediately be subject to acceleration in accordance with Section 9.02 hereof.

(ii) In addition, if a Reporting Default occurs and the Issuer fails to timely elect to pay Additional Interest pursuant to Section 9.04(b) hereof, the Notes will immediately be subject to acceleration pursuant to Section 9.02 hereof on account of such Reporting Default.

(iii) Notwithstanding anything to the contrary herein, if the Issuer elects to pay the Additional Interest with respect to any Reporting Default, the Issuer’s election will not affect the rights of any Holder with respect to any other Event of Default.

Section 9.05 Waivers of Past Defaults. If an Event of Default or a Default, other than (a) an uncured Event of Default described in Sections 9.01(a)(i), 9.01(a)(ii) or 9.01(a)(iii) hereof or (b) a Default in respect of a provision that under Section 14.01 hereof cannot be amended without the consent of each affected Holder, the Holders of a majority in aggregate principal amount of the then outstanding Notes may waive such Event of Default or Default and all of its consequences hereunder. Whenever any Event of Default is so waived, it will cease to exist, and whenever any Default is so waived, it will be deemed cured, and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 9.06 Control By Majority. At any time, the Holders of a majority of the aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to the Trustee’s duties under Article 11 and the Trust Indenture Act, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee. Prior to taking any action hereunder, the Trustee will be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 9.07 Limitation on Suits. Subject to Section 9.08 hereof, no Holder may pursue a remedy with respect to this Indenture, the Notes or the Guarantee unless:

(a) such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

(b) the Holders of at least 25% of the aggregate principal amount of the then outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c) such Holder or Holders have offered and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;

(d) the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of security or indemnity; and

(e) during such 60-day period, the Holders of a majority of the aggregate principal amount of the then outstanding Notes did not deliver to the Trustee a direction inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.

Section 9.08 Rights of Holders to Receive Payment and to Exchange. Notwithstanding anything to the contrary elsewhere in this Indenture, the contractual right expressly set forth in this Indenture of any Holder to receive payment of the principal of, Fundamental Change Repurchase Price or Repurchase Price for, Additional Amounts with respect to, and accrued and unpaid interest (including Additional Interest, if any) on, its Notes, on or after the respective due date, and to exchange its Notes and receive the Exchange Obligation due with respect to such Notes in accordance with Article 7 hereof or to institute suit for the enforcement of any such payment or exchange, will not be amended without the consent of such Holder and will not be subject to the requirements of Section 9.07 hereof.

Section 9.09 Collection Suit by Trustee. If an Event of Default specified in Section 9.01(a)(i), 9.01(a)(ii) or 9.01(a)(iii) hereof occurs and is continuing or an acceleration pursuant to Section 9.02 occurs and has not been waived or rescinded, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, interest (including Additional Interest, if any) on, Fundamental Change Repurchase Price or Repurchase Price for, Additional Amounts with respect to, and Exchange Obligation with respect to, the Notes, as the case may be, and, to the extent lawful, any default interest on such principal, interest and Fundamental Change Repurchase Price or Repurchase Price, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 11.07.

Section 9.10 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 9.11 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07 out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 9.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 9.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 3.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.14 Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 9 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 9.15 Priorities. If the Trustee collects any money pursuant to this Article 9, it will pay out the money in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 11.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, Redemption Price, Fundamental Change Repurchase Price or Repurchase Price for, Additional Amounts with respect to, accrued and unpaid interest (including Additional Interest, if any) on, and cash portion of the Exchange Obligation with respect to, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Issuer or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 9.15. If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Issuer will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 9.16 Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Note, by such Holder’s acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 9.16 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, the Redemption Price, Fundamental Change Repurchase Price or Repurchase Price with respect to, Additional Amounts with respect to, or accrued and unpaid interest (including Additional Interest), if any, on, any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to exchange any Note in accordance with the provisions of Article 7 hereof.

ARTICLE 10.

MERGER, CONSOLIDATION OR SALE OF ASSETS AND TAX RESIDENCE

Section 10.01 Issuer and Guarantor May Consolidate on Certain Terms. Neither the Issuer nor the Guarantor shall consolidate with or merge into any Person (unless the Issuer or the Guarantor, as applicable, is the surviving company) or enter into a scheme of arrangement or convey, transfer, lease or otherwise dispose of all or substantially all of its and its respective Subsidiaries’ properties and assets, taken as a whole, to another Person (other than for the Guarantor to convey, transfer lease or otherwise dispose of such assets or properties to one or more of its wholly-owned subsidiaries), unless the following conditions are met:

(a) the Person (if other than the Issuer or the Guarantor, as applicable) formed by such consolidation or into which the Issuer or the Guarantor, as applicable, is merged, or of which the Guarantor becomes a Subsidiary pursuant to a scheme of arrangement or the Person which acquires by conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Issuer or the Guarantor, as applicable, and its Subsidiaries, taken as a whole, (x) shall be a corporation, limited liability company, designated activity company, partnership, trust or other business entity organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, Ireland (meaning Ireland exclusive of Northern Ireland) or England and Wales and (y) such Person (if other than the Issuer or the Guarantor, as applicable) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Issuer or the Guarantor, as the case may be, under the Notes and this Indenture (including, for the avoidance of doubt, the obligations under Section 4.16);

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(c) if either the Issuer or the Guarantor, as the case may be, will not be the resulting or surviving company, the Issuer or the Guarantor, as the case may be, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(d) if, upon the occurrence of any such transaction (x) the Notes would become convertible or exchangeable pursuant to the terms of this Indenture into securities issued by an issuer other than the resulting, surviving, transferee or successor corporation and (y) such resulting, surviving, transferee or successor corporation is a wholly owned Subsidiary of the issuer of such securities into which the Notes have become exchangeable, such other issuer shall fully and unconditionally guarantee on a senior basis the resulting, surviving, transferee or successor corporation’s obligations under the Notes and this Indenture.

No such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 10.01 unless prior thereto the Guarantor (or the surviving Person with respect to the Guarantor) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the Guarantor’s (or such surviving Person’s) obligations hereunder shall remain in full force and effect thereafter or the Guarantor (or such surviving Person) shall have reaffirmed its Guarantee pursuant to a notation of the Guarantee substantially in the form included in Section 2.03.

Section 10.02 Successor to Be Substituted. Upon any consolidation by the Issuer or the Guarantor, as applicable, with or merger of the Issuer or the Guarantor, as applicable, into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer or the Guarantor, as applicable, to any Person in accordance with Section 10.01, the successor Person formed by such consolidation or into which the Issuer or the Guarantor, as applicable, is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Issuer or as the Guarantor, as applicable, herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 10.03 Assumption by Guarantor. The Guarantor, or a Subsidiary thereof, may directly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and interest and Additional Interest, if any, on all the Notes and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed. Upon any such assumption, the Guarantor or such Subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Issuer under this Indenture with the same effect as if the Guarantor or such Subsidiary had been named as the Issuer herein and the Issuer shall be released from all obligations and covenants with respect to the Notes. No such assumption shall be permitted unless the Guarantor has delivered to the Trustee (i) an Officer’s Certificate of the Guarantor and an Opinion of Counsel, each stating that such assumption and supplemental indenture comply with this Article 10, and that all conditions precedent herein provided for relating to such transaction have been complied with and that the Guarantee and all other covenants of the Guarantor herein remain in full force and effect and (ii) an opinion of counsel that the Holders shall have no materially adverse United States federal tax consequences as a result of such assumption.

Section 10.04 Change of Tax Residence. Neither the Guarantor nor the Issuer shall become a tax resident in a tax jurisdiction other than Ireland unless becoming a tax resident in such jurisdiction will not provide the Issuer a right to redeem the Notes under Section 5.01(a) either under the laws in force at that time or announced at that time; provided that, the Issuer will continue to have the benefit of Section 5.01(a) after such change of jurisdiction.

ARTICLE 11.

THE TRUSTEE

Section 11.01 Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 1.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(v) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes; and

(vi) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 11.02 Notice of Defaults. The Trustee shall give the Holders notice of any Default of which a Trust Officer of the Trustee has actual knowledge or is deemed to have notice under Section 11.03(a) within 90 days after the occurrence thereof so long as such Default is continuing; provided, that (except in the case of any Default in the payment of principal amount of, or interest on, any of the Notes or Fundamental Change Purchase Price or Repurchase Price or a default in the delivery of the consideration due upon exchange), the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders of Notes.

Section 11.03 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 11.01:

(a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary, any Assistant Secretary or the General Counsel of the Issuer;

(c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney (at the reasonable expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation);

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) in no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 11.04 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 11.05 Trustee, Paying Agents, Exchange Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Exchange Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent or Registrar.

Section 11.06 Monies to be Held in Trust. Subject to the provisions of Section 13.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Issuer and the Trustee.

Section 11.07 Compensation and Expenses of Trustee. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Issuer and the Trustee, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Issuer also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense (including reasonable attorneys’ fees and expenses) incurred without negligence or willful misconduct on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder (including, without limitation, in respect of any payment of the Redemption Price in connection with the ability of Holders to surrender Notes for exchange during the period specified in Section 7.01(d) and Section 7.01(e), as the case may be, in connection with the Issuer’s election to effect a Tax Redemption or an Optional Redemption, as the case may be), including the costs and expenses of defending themselves against any claim (whether asserted by the Issuer, the Guarantor, a Holder or any other Person) of liability in the premises and including reasonable attorneys’ fees in connection with enforcement of its rights to indemnity hereunder. The obligations of the Issuer under this Section 11.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Issuer under this Section shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 9.01(a)(viii) with respect to the Issuer occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 11.08 Officer’s Certificate as Evidence. Except as otherwise provided in Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee.

Section 11.09 Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 11.10 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.11 Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Issuer and to the Holders of Notes. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Issuer and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 9.16, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 11.09 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 11.10 and shall fail to resign after written request therefor by the Issuer or by any such Holder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 9.16, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Issuer or the Holders has removed the Trustee, the Trustee so removed may petition at the Issuer’s expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Issuer of such nomination, the Issuer objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Issuer, upon the terms and conditions and otherwise as in Section 11.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.12.

Section 11.12 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 11.11 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.07.

No successor trustee shall accept appointment as provided in this Section 11.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.09 and be eligible under the provisions of Section 11.10.

Upon acceptance of appointment by a successor trustee as provided in this Section 11.12, the Issuer (or the former trustee, at the written direction of the Issuer) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Register. If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 11.13 Succession by Merger, Etc. Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.09 and eligible under the provisions of Section 11.10.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 11.14 Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Issuer (or any such other obligor).

Section 11.15 Trustee’s Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 12.

HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 12.01 Company to Furnish Trustee Names and Addresses of Holders. The Issuer will furnish or cause to be furnished to the Trustee:

(a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Registrar.

Section 12.02 Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 12.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 12.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided under applicable law.

(c) Every Holder, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to applicable law.

Section 12.03 Reports By Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to this Indenture at the times and in the manner provided pursuant thereto. If required by Section 313 (a) of the Trust Indenture Act, the Trustee shall, within sixty (60) days after each May 15 following the date of the initial issuance of Notes under this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

(a) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Issuer. The Issuer will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or of any delisting thereof.

ARTICLE 13.

SATISFACTION AND DISCHARGE

Section 13.01 Discharge of Liability on Notes. When (a)(i) the Issuer delivers to the Registrar all outstanding Notes (other than Notes replaced pursuant to Section 3.09) for cancellation or (ii) all outstanding Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date or Repurchase Date, upon exchange, redemption, declaration of acceleration or otherwise, and the Issuer irrevocably deposits with the Trustee or delivers to the Holders, as applicable, ADSs (together with cash in lieu of fractional shares of ADSs) (solely to satisfy any outstanding Exchange Obligation with respect to the Notes), sufficient to deliver, as the case may be, all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 3.09), (b) the Issuer pays all other sums payable by it under this Indenture and (c) the Issuer delivers to the Trustee an Officer’s Certificate and Opinion of Counsel stating that the conditions precedent therefor have been satisfied, then, this Indenture will cease to be of further effect with respect to the Notes and the Holders and the Trustee will acknowledge the satisfaction and discharge of this Indenture with respect to the Notes; provided, however, that Sections 3.01, 3.13, 3.14, 4.01, 4.02, 4.04, 4.14, 4.16, 7.03, 7.06, 7.07, 8.09 and 8.10 and Articles 13 and 15 hereof will survive any discharge of this Indenture until such time as the Notes have been paid in full and there are no Notes outstanding; provided, further, that any obligation of the Issuer to the Trustee under Sections 11.06 or 11.07 shall survive after the Notes are paid in full and there are no Notes outstanding.

Section 13.02 Deposited Moneys to Be Held in Trust. Subject to Section 13.04 hereof, all cash and/or ADSs, if any, deposited with the Trustee pursuant to Section 13.01 hereof will be held in trust for the sole benefit of the Holders, and such cash and/or ADSs, if any, will be applied by the Trustee, either directly or through the Paying Agent, to the payment of the obligation for which such cash and ADSs, if any, have been deposited with the Trustee.

Section 13.03 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all cash and ADSs, if any, then held by the Paying Agent (if other than the Trustee) shall, upon written request of the Issuer, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and ADSs, if any.

Section 13.04 Repayment to the Issuer. Subject to any applicable unclaimed property law, the Trustee and the Paying Agent, upon receiving a written request from the Issuer, will promptly turn over to the Issuer any cash or ADSs held for payment on the Notes that remains unclaimed two years after the date on which such payment was due. After the Trustee and the Paying Agent return such cash and ADSs, the Trustee and the Paying Agent will have no further liability to any Holder with respect to such cash and ADSs, and any Holder entitled to the payment of such cash or ADSs under the Notes or this Indenture must look to the Issuer for payment as general creditor of the Issuer.

Section 13.05 Reinstatement. If the Trustee or the Paying Agent is unable to apply any cash or ADSs in accordance with Section 13.02 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such ADSs and cash, if any, in accordance with Section 13.02 hereof; provided, however, that if the Issuer makes any payment of the principal of, interest (including Additional Interest, if any) on, Fundamental Change Repurchase Price, Repurchase Price or Redemption Price for, Additional Amounts with respect to or cash portion of the Exchange Obligation with respect to, any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from any ADS and cash, if any, held by the Trustee or Paying Agent.

ARTICLE 14.

SUPPLEMENTAL INDENTURES

Section 14.01 Without Consent of Holders. The Issuer, the Guarantor and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder, to:

(a) evidence a successor to the Issuer or the Guarantor and the assumption by that successor of the Issuer’s obligations or the Guarantor’s obligations, as applicable, under the Indenture and under the Notes;

(b) add to the Issuer’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Issuer or the Guarantor;

(c) secure the Issuer’s obligations in respect of the Notes;

(d) evidence and provide for the acceptance of the appointment of a successor Trustee in accordance with this Indenture;

(e) cure any ambiguity, omission, inconsistency or correct or supplement any defective provision contained in this Indenture;

(f) add guarantees with respect to the Notes;

(g) provide for a successor trustee;

(h) facilitate the automatic exchange contemplated by Section 3.08(b) hereof to the extent the procedures described therein are not acceptable to the Depositary;

(i) increase the Exchange Rate as provided in this Indenture;

(j) provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture;

(k) provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one Trustee; or

(l) make any change that does not adversely affect the interests of the Holders. In addition, without the consent of any Holder, the Guarantor, or its Subsidiary, may directly assume this Indenture and the Notes as set forth in Section 10.03.

Section 14.02 With Consent of Holders. With the written consent of the Holders of at least a majority in principal amount of then outstanding Notes (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, the Notes), and, subject to the exceptions provided in Section 9.02(c) hereof, any past Default or compliance with any provisions waived with the written consent of the Holders of a majority in principal amount of then outstanding Notes (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, the Notes); provided, however, that, without the consent of each Holder of a then outstanding Note affected, no amendment or supplement to this Indenture or the Notes may:

(a) alter the manner of calculation or rate of accrual of interest on any Note or change the time of payment of any installment of interest on any Note;

(b) make any of the Notes payable in money or securities other than that stated in the Note;

(c) change the Maturity Date of any Note;

(d) reduce the principal amount, Redemption Price, Fundamental Change Repurchase Price or Repurchase Price with respect to any of the Notes;

(e) make any change that adversely affects the rights of Holders to require the Issuer to repurchase the Notes at the option of the Holders upon a Fundamental Change or upon the exercise of the Optional Put rights;

(f) amend the contractual right of any Holder expressly set forth in this Indenture to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or with respect to the exchange of any Note pursuant to Section 7.01;

(g) adversely affect the exchange rights of the Notes, including by modification to any of the notice provisions;

(h) change the percentage in aggregate principal amount of then outstanding Notes necessary to modify or amend the Indenture or to waive any past Default or Event of Default;

(i) change the ranking of the Notes or the Guarantee;

(j) change the Issuer’s obligations under Section 4.16;

(k) Reserved;

(l) make any change in the provisions of this Section 14.02 or in the provisions relating to the waiver of particular past Events of Default or particular covenants, except to provide that any additional provisions may not be modified or waived without the consent of the Holder of a then outstanding Note affected; or

(m) subject to Article 10, release the Guarantor from, or modify or affect in any manner adverse to the Holders the terms and conditions of, the obligations of the Guarantor under the Guarantee.

It will not be necessary for the consent of the Holders under this Section 14.02 to approve the particular form of any proposed amendment, but it will be sufficient if such consent approves the substance of such proposed amendment.

Section 14.03 Notices of Supplemental Indentures. After an amendment or supplement to this Indenture or the Notes pursuant to this Article 14 becomes effective, the Issuer will mail to the Holders a notice briefly describing such amendment or supplement to this Indenture. However, the failure to give such notice to all Holders, or any defect in such notice, will not impair or affect the validity of such amendment or supplement to this Indenture.

Section 14.04 Execution of Supplemental Indentures In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 15.

GUARANTEE

Section 15.01 Guarantee. By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Issuer and the issuance of the Notes and that the Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 15, the Guarantor hereby unconditionally guarantees to each Holder and its successors and assigns that: (x) the principal of (including the Redemption Price, Fundamental Change Repurchase Price and Repurchase Price), Additional Amounts with respect to, Exchange Obligation with respect to, and interest and Additional Interest, if any, on, the Notes shall be duly and punctually paid in full and/or performed in accordance with the terms of this Indenture when due, whether at the Maturity Date, upon declaration of acceleration, upon redemption, upon required repurchase, upon exchange or otherwise, and interest on overdue principal, interest, Additional Amounts and (to the extent permitted by law) interest on any interest, if any, on the Notes and (y) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, redemption, required repurchase, exchange or otherwise. Furthermore, subject to the provisions of this Article 15, the Guarantor hereby unconditionally guarantees to the Trustee and to each Holder and their respective successors and assigns that (z) all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof, subject, however, in the case of clauses (x), (y) and (z) above, to the limitations set forth in Section 15.03 hereof (the obligations set forth in this Section 15.01 collectively, the “Guarantee Obligations”). The Guarantee constitutes a general unsecured and unsubordinated obligation of the Guarantor.

Subject to the provisions of this Article 15, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Issuer (each, a “Benefited Party”) to proceed against the Issuer or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Issuer, any Benefited Party, any creditor of the Guarantor or the Issuer or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, Additional Amounts, Exchange Obligations and interest on the Notes and all other costs provided for under this Indenture or as provided in Article 11.

The Guarantor as principal obligor and as a separate and independent obligation and liability from its other obligations and liabilities under this Indenture agrees to indemnify and keep indemnified each Holder and the Trustee in full and on demand in respect of the performance and discharge of the Guarantee Obligations (except where the Issuer’s failure to perform or discharge the Guarantee Obligations results from such Holder’s failure to comply with its obligations under the Indenture or the Trustee’s negligence or willful misconduct or the Issuer contesting any payment or part of a payment in good faith).

If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or the Guarantor, or any trustee or similar official acting in relation to either the Issuer or the Guarantor, any amount paid by the Issuer or the Guarantor to the Trustee or such Holder, then the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 9 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 9 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

The Issuer and the Guarantor acknowledge that the allotment and issue of Ordinary Shares and the delivery of ADSs, if any, hereunder (whether upon exchange, under the terms of the Guarantee or otherwise) by the Guarantor (or by the ADS Depositary at the direction of the Guarantor) to, or at the direction of, the Issuer will create an equivalent debt owing from the Issuer to the Guarantor.

Section 15.02 Execution and Delivery of Guarantee. To evidence the Guarantee set forth in Section 15.01 hereof, the Guarantor agrees that a notation of the Guarantee substantially in the form thereof included in Section 2.03 hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by an officer of the Guarantor.

The Guarantor agrees that the Guarantee set forth in this Article 15 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantee.

If an officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 15.03 Limitation of Guarantor’s Liability; Certain Bankruptcy Events.

(a) The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or fraudulent conveyance (or similar voidable payment under the law of any relevant jurisdiction) for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article 15 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or fraudulent conveyance (or similar voidable payment under the law of any relevant jurisdiction).

(b) The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Code or otherwise.

Section 15.04 Application of Certain Terms and Provisions to the Guarantor.

(a) For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officer’s Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Issuer or the Guarantor, as applicable, were references to the Guarantor.

(b) Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor shall be sufficient if evidenced as described in Section 16.02 hereof as if references therein to the Issuer were references to the Guarantor.

(c) Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 16.04 hereof as if all references therein to the Issuer were references to the Guarantor.

ARTICLE 16.

MISCELLANEOUS

Section 16.01 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or Guarantor.

Section 16.02 Notices. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:

if to the Issuer:

Corsicanto II Designated Activity Company

Arthur Cox Building

Earlsfort Terrace

Dublin 2, Ireland

D02 CK83, Ireland

with a copy to:

Amarin Corporation plc

2 Pembroke House

Upper Pembroke Street 28-32

Dublin 2, Ireland

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02110

Attention: Michael Bison and James Barri

if to Guarantor:

Amarin Corporation plc

2 Pembroke House

Upper Pembroke Street 28-32

Dublin 2, Ireland

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02110

Attention: Michael Bison and James Barri

if to the Trustee:

Wilmington Trust, National Association

50 S. Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Corsicanto II Designated Activity Company Account Manager

Facsimile: 612-217-5651

The Issuer, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Issuer, provided, however, that (i) the Issuer, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized officer of the Issuer.

Section 16.03 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or Guarantor.

Section 16.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 16.05 When Notes Are Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 16.06 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 16.07 Legal Holidays. If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the Regular Record Date shall not be affected. In any case where the Maturity Date, Fundamental Change Purchase Date, Repurchase Date or Redemption Date, as the case may be, of any Note is a Legal Holiday, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal need not be made on such date, but may be made on the next succeeding day that is not a Legal Holiday, with the same force and effect as if made on such Maturity Date, Fundamental Change Purchase Date, Repurchase Date or Redemption Date, as the case may be.

Section 16.08 Governing Law. THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Section 16.09 No Recourse against Others. Except to the extent provided otherwise herein, an incorporator, director, officer, employee, Affiliate or shareholder of the Issuer or the Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Issuer or the Guarantor under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 16.10 Successors. All the covenants, stipulations, promises and agreements by the Issuer or Guarantor contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 16.11 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 16.12 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 16.14 Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 16.15 Calculations. Except as otherwise provided herein, the Issuer will be responsible for making all calculations called for under this Indenture or the Notes (including, without limitation, determinations of the Last Reported Sale Prices of the ADSs, accrued interest payable on the Notes and the Exchange Rate of the Notes). The Issuer will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Issuer will provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.

Section 16.16 Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTOR, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTION CONTEMPLATED THEREBY.

Section 16.17 Consent to Jurisdiction.

(a) Each of the Issuer and the Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan.

(b) Each of the Issuer and the Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 16.18 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 16.19 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SIGNED AND DELIVERED for and on behalf of and as the deed of CORSICANTO II
DESIGNATED ACTIVITY COMPANY by its lawfully appointed attorney
Joseph Kennedy in the presence of:
/s/ Joseph Kennedy
Joseph Kennedy

/s/ Janet Bress
(Witness’ Signature)

1430 Rt 206

Bedminster NJ
(Witness’ Address)

Exec Assistant
(Witness’ Occupation)

Executed as a deed by AMARIN CORPORATION PLC acting by:

/s/ John F. Thero Director
John F. Thero

In the presence of:

/s/ Diane B. Mamuric
(Witness’ Signature)

Diane B. Mamuric
(Witness’ Name)

1430 US Highway 206

Bedminster, NJ 07921
(Witness’ Address)

Exec. Assistant
(Witness’ Occupation)

[Trustee Signature Follows]

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

EXHIBIT A

[FORM OF RESTRICTED STOCK LEGEND]

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND, ACCORDINGLY, THIS NOTE AND ANY AMERICAN DEPOSITARY SHARES ISSUABLE UPON EXCHANGE OF THIS NOTE (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)	AGREES FOR THE BENEFIT OF THE ISSUER AND/OR THE GUARANTOR THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A)	TO THE ISSUER, THE GUARANTOR OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTIONS PROVIDED BY REGULATION S AND RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE THAT IS THE LATER OF: (X) TWELVE MONTHS AFTER THE LAST ORIGINAL ISSUANCE DATE OF THE ISSUER’S 3.50% EXCHANGEABLE SENIOR NOTES DUE 2047 THAT CONSTITUTE RESTRICTED NOTES UNDER THE INDENTURE GOVERNING SUCH NOTES OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW. PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (2)(D), THE ISSUER, THE GUARANTOR AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE ISSUER OR THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

A-1

EXHIBIT B

[FORM OF FREE TRANSFERABILITY CERTIFICATE]

Officer’s Certificate

[NAME OF OFFICER], the [TITLE] of Corsicanto II Designated Activity Company, a designated activity company incorporated under the laws of Ireland (the “Company”) does hereby certify, in connection with the issuance of $[            ] of the Issuer’s 3.50% Exchangeable Senior Notes due 2047 (the “Notes”) pursuant to the terms of the Indenture, dated as of January 25, 2017 (as may be amended or supplemented from time to time, the “Indenture”), by and among the Issuer, Amarin Corporation plc (the “Guarantor”) and Wilmington Trust, National Association (the “Trustee”), that:

1. The undersigned is permitted to sign this “Officer’s Certificate” on behalf of the Issuer, as the term “Officer’s Certificate” is defined in the Indenture.

2. The undersigned has read, and thoroughly examined, the Indenture and the definitions therein relating thereto.

3. In the opinion of the undersigned, the undersigned has made such examination as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent to the removal of the Restricted Notes Legend described herein as provided for in the Indenture have been complied with.

4. To the best knowledge of the undersigned, all conditions precedent described herein as provided for in the Indenture have been complied with.

In accordance with Section 3.08 of the Indenture, the Issuer hereby instructs you as follows:

1. To take those actions necessary so that the Restricted Notes Legend and set forth on the Restricted Global Notes shall be deemed removed from the Global Notes in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of the Holders.

2. To take those actions necessary so that the restricted CUSIP number for the Notes shall be removed from the Global Notes and replaced with an unrestricted CUSIP number, which unrestricted CUSIP number shall be [            ], in accordance with the terms and conditions of the Global Notes and as provided in the Indenture, without further action on the part of the Holders.

[Signature page follows.]

B-1

IN WITNESS WHEREOF, we have signed this certificate as of [                    ].

CORSICANTO II DESIGNATED ACTIVITY COMPANY,

By:
Name:
Title:

B-2

EXHIBIT C

[FORM OF NOTICE OF TAX REDEMPTION ELECTION]

To: [  ]

The undersigned registered owner of this Note hereby elects to not have this Note, or the portion hereof (that is $200,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, be subject to a Tax Redemption, and any Notes representing any principal amount hereof not subject to such Tax Redemption, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not subject to such Tax Redemption is to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)
Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Ordinary Shares are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

C-1

Fill in for registration of Notes to
be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount not subject to Tax Redemption (if less than all):
$ ,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

C-2

EXHIBIT D

FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of 3.50% Exchangeable Senior Notes due 2047 (the “Notes”) of Corsicanto II Designated Activity Company (the “Issuer”) understands that Amarin Corporation plc (the “Guarantor”) has filed or intends to file with the Securities and Exchange Commission a registration statement (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the ADS into which Notes are exchangeable (the “Registerable Securities”) pursuant to the terms of the Indenture, dated January 25, 2017, by and among the Issuer, the Guarantor and Wilmington Trust, National Association, as trustee (the “Indenture”). All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Indenture.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a Selling Securityholder (as defined below) in the related prospectus, deliver a prospectus to purchasers of Registrable Securities. Beneficial owners are encouraged to complete, execute and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as Selling Securityholders in the related prospectus at the time of effectiveness. Any beneficial owner of Registrable Securities wishing to include its Registrable Securities must deliver to the Company a properly completed and signed Notice and Questionnaire.

Certain legal consequences arise from being named as Selling Securityholders in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a Selling Securityholder in the Shelf Registration Statement and the related prospectus.

Notice

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Guarantor of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3(b) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire.

Indemnification and Contribution

The Guarantor and the Issuer agree to indemnify and hold harmless each Selling Securityholder of ADS covered by the Shelf Registration Statement, the directors, officers, employees, affiliates and agents of each such Selling Securityholder and each person who controls any such Selling Securityholder within the meaning of either the Securities Act of 1933 as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus or the prospectus related thereto, or in any amendment thereof or supplement thereto, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary prospectus or the prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Guarantor and the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Guarantor by or on behalf of the party claiming indemnification specifically for inclusion therein.

C-1

The undersigned severally and not jointly agrees to indemnify and hold harmless the Guarantor and the Issuer, each of the Guarantor’s directors, each of the Guarantor’s officers who signs the Shelf Registration Statement and each person who controls the Guarantor or the Issuer within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Guarantor and the Issuer to the undersigned, but only with reference to written information relating to such Selling Securityholder furnished to the Guarantor by or on behalf of such Selling Securityholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be in addition to any liability that the undersigned may otherwise have.

Promptly after receipt by an indemnified party under this section or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under the foregoing paragraphs of this section unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in the foregoing paragraphs of this section. If any action shall be brought against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all indemnified persons. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

In the event that the indemnity provided in the foregoing paragraphs of this section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the initial sale of the Notes and the Shelf Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Guarantor and the Issuer shall be deemed to be equal to the total net proceeds from the initial sale of the Notes (before deducting expenses). Benefits received by any Selling Securityholder shall be deemed to be equal to the value of receiving ADS registered under the Securities Act. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Selling Securityholders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this section, each person who controls a Selling Securityholder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Selling Securityholder, and each person who controls the Guarantor or the Issuer within the meaning of either the Act or the Exchange Act, each officer of the Guarantor or the Issuer who shall have signed the Shelf Registration Statement and each director of the Guarantor or the Issuer shall have the same rights to contribution as the Guarantor and the Issuer, subject in each case to the applicable terms and conditions of this paragraph.

The provisions of this section shall remain in full force and effect, regardless of any investigation made by or on behalf of any Selling Securityholder or the Guarantor or the Issuer or any of the indemnified persons referred to in this section, and shall survive the sale by a Selling Securityholder of securities covered by the Shelf Registration Statement.

Selling Securityholder Information

The undersigned hereby provides the following information to Amarin Corporation plc and represents and warrants that such information is accurate and complete:

1.	(a) Full Legal Name of Selling Securityholder:

(b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item (3) below are held:

(c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Email address:

Contact person:

3.	Beneficial Ownership of Registrable Securities:

Except as set forth below in this Item (3), the undersigned Selling Securityholder does not beneficially own any Registrable Securities.

	(a)	Number of shares of Registrable Securities (as defined above) beneficially owned:

	(b)	Number of shares of the Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:

4.	Beneficial Ownership of other Guarantor securities owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Guarantor other than the Registrable Securities listed above in Item (3).

	(a)	Type and amount of other securities beneficially owned by the Selling Securityholder:

	(b)	CUSIP No(s). of such other securities beneficially owned:

5.	Relationship with the Guarantor:

	(a)	Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the Selling Securityholder) held any position or office or have you had any other material relationship with the Guarantor (or its predecessors or affiliates) within the past three years?

	☐	Yes

	☐	No

	(b)	If so, please state the nature and duration of your relationship with the Guarantor:

6.	(a)	Broker-Dealer Status

Is the Selling Securityholder a broker-dealer registered pursuant to Section 15 of the Exchange Act?

	☐	Yes

	☐	No

Note that we will be required to identify any registered broker-dealer as an underwriter in the prospectus. If so, please answer the remaining questions in this section.

If the Selling Securityholder is a registered broker-dealer, please indicate whether the Selling Securityholder purchased its Registrable Securities for investment or acquired them as transaction-based compensation for investment banking or similar services.

☐	purchased the Registrable Securities for investment

☐	acquired the Registrable Securities as transaction-based compensation

If the Selling Securityholder is a registered broker-dealer and received its Registrable Securities other than as transaction-based compensation, the Guarantor is required to identify the Selling Securityholder as an underwriter in the Shelf Registration Statement and related prospectus.

(b)	Affiliation with Broker-Dealers:

Is the Selling Securityholder an affiliate of a registered broker-dealer? For purposes of this Item 5(b), an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

☐	Yes

☐	No

If so, please answer the following three questions in this section.

(i)	Please describe the affiliation between the Selling Securityholder and any registered broker-dealers:

(ii)	If the Notes were purchased by the Selling Securityholder other than in the ordinary course of business, please describe the circumstances:

(iii)	If the Selling Securityholder, at the time of its purchase of Registrable Securities, has had any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or understandings:

Note that if the Selling Securityholder is an affiliate of a broker-dealer and did not purchase its Notes in the ordinary course of business or at the time of the purchase had any agreements or understandings, directly or indirectly, to distribute the securities, we must identify the Selling Securityholder as an underwriter in the prospectus.

7.	Nature of Beneficial Holding. The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that exercise(s) sole or shared voting or dispositive power over the Registrable Securities.

	(a)	Is the Selling Securityholder a natural person?

	☐	Yes

	☐	No

	(b)	Is the Selling Securityholder required to file, or is it a wholly owned subsidiary of a company that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act?

	☐	Yes

	☐	No

	(c)	Is the Selling Securityholder an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended?

	☐	Yes

	☐	No

	(d)	If a subsidiary, please identify the publicly held parent entity, if any:

If you answered “No” to questions (a), (b) and (c) above, please identify the controlling person(s) of the Selling Securityholder (the “Controlling Entity”). If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity. This process should be repeated until you reach natural persons or a publicly held entity that exercise sole or shared voting or dispositive power over the Registrable Securities:

*** PLEASE NOTE THAT THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THESE NATURAL PERSONS BE NAMED IN THE PROSPECTUS.

If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Notice and Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the above questions.

8.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item 3 pursuant to the Shelf Registration Statement only as follows (if at all): such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. The Selling Securityholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Securityholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling Securityholder for purposes of the prospectus.

State any exceptions here:

Note: In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of Amarin Corporatoin plc.

The Guarantor hereby advises each selling securityholder of the following Interpretation of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Notice and Questionnaire, the Selling Securityholder will be deemed to be aware of the foregoing interpretation.

9.	Securities Received From Named Selling Securityholder:

Did the Selling Securityholder receive its Registrable Securities listed above in Item 3 as a transferee from selling securityholder(s) previously identified in the Shelf Registration Statement?

☐ Yes

☐ No

If so, please answer the following two questions in this section:

(i)	Did the Selling Securityholder receive such Registrable Securities listed above in Item 3 from the named selling securityholder(s) prior to the effectiveness of the Shelf Registration Statement?

☐ Yes

☐ No

(ii)	What is the name(s) of the selling securityholder(s) from whom the Selling Securityholder received the Registrable Securities listed above in Item 3 and on which date were such securities received?:

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions. The Selling Securityholder hereby acknowledges its obligations hereunder to indemnify and hold harmless certain persons set forth above.

In accordance with the undersigned’s obligation under the Indenture to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to provide any additional information the Guarantor may reasonably request and to promptly notify the Guarantor of any inaccuracies or changes in the information provided that may occur at any time while the Shelf Registration Statement remains effective. All notices hereunder shall be made in writing by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

To the Guarantor:

Amarin Corporation plc c/o Amarin Pharma Inc. 1430 US-206 Bedminster Township, NJ 07921 Attention: Chief Financial Officer

In the event any Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 3 above after the date on which such information is provided to the Guarantor, the Selling Securityholder will notify the transferee(s) at the time of transfer of its rights and obligations under this Notice and Questionnaire.

By signing this Notice and Questionnaire, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 above and the inclusion of such information in the Shelf Registration Statement, the related prospectus and any state securities or Blue Sky applications. The undersigned understands that such information will be relied upon by the Guarantor without independent investigation or inquiry in connection with the preparation or amendment of the Shelf Registration Statement, the related prospectus and any state securities or Blue Sky applications.

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Guarantor, the terms of this Notice and Questionnaire and the representations and warranties contained herein shall be binding on, shall inure to the benefit of, and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Guarantor and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item 3 above. This Notice and Questionnaire shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts-of-laws provisions thereof.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its authorized agent.

Dated:

Beneficial Owner:

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

Amarin Corporation plc

c/o Amarin Pharma Inc.

1430 US-206

Bedminster Township, NJ 07921

Attention: Chief Financial Officer